UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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COHERENT CORP.

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LETTER FROM CHAIR OF THE BOARD
October 2, 2025
Dear Fellow Coherent Shareholders
With the AI and technology industries continuing to evolve, datacenter, communications, and industrial market leaders are turning to Coherent to help fuel their own innovation and growth. As a result of our world-class offerings and critical partnerships, fiscal 2025 was another outstanding year for Coherent. Today, with more than 50 years of manufacturing excellence in the United States, Europe and Asia, we are proud to continue to strengthen Coherent’s storied legacy, supported by the hard work of our thousands of Coherent teammates across our operations.
Focused and Transformed Portfolio Capturing the Photonic Opportunity of the Future
Photonics is a foundational technology across AI datacenters, communications, and a broad range of industrial applications. In response, we sharpened our strategic focus on these priority markets to ensure Coherent is positioned to fully capture these significant long-term growth opportunities. Our progress is already evident, with record full-year revenue of $5.81 billion delivered in fiscal 2025.
As part of our portfolio optimization strategy, to align the Company with the highest long-term growth and profitability opportunities, we announced the sale of our aerospace and defense business in August 2025. At the same time, we are expanding our U.S.-based partnerships and capacities in high-value segments, highlighted by our recently announced multi-year agreement with Apple. Building on this momentum, we remain confident in our ability to extend our leadership and drive continued value creation in fiscal 2026 and beyond.
Committed and Engaged Board and Leadership Team are Guiding Next Phase of Growth
We also strengthened our executive leadership team with several key leadership appointments to accelerate execution across core business operations and critical, fast-growing segments. We believe disciplined and thoughtful refreshment is a critical component of innovative leadership and robust oversight across all of Coherent.
Over the past five years, we refreshed seventy percent of the company’s independent directors, significantly strengthening the Board’s collective skillset and aligning its expertise with Coherent’s evolving strategy and growth opportunities. More recently, we separated the roles of Board Chair and CEO and appointed new Chairs across all Committees to further sharpen the Board’s focus on overseeing our operational discipline, strategic direction, and shareholder value creation strategy.
We value the perspectives of all our shareholders and remain committed to transparency and active engagement. In response to last year’s advisory vote on executive compensation, the Board undertook an expanded shareholder outreach effort, with the feedback received directly informing several responsiveness actions implemented this year, as described in more detail in the Compensation Discussion and Analysis section of this proxy statement.
Looking Ahead — Coherent’s Critical Role to Leading Solutions
As photonics plays an increasingly vital role across key industries, we have firmly positioned Coherent as a global photonics leader, driving innovation and shaping the future for companies worldwide. We are confident in the future of our largest and fastest-growing priority, and we are focused on capturing growing demand for Coherent’s industry-leading solutions.
We expect fiscal 2026 to be another year of growth for Coherent and look forward to continuing to advance our efforts to deliver for shareholders.
We are grateful for your continued investment and support.
Sincerely,
Enrico DiGirolamo
Chair of the Coherent Corp. Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 13, 2025 AT 12:00 PM ET
The Annual Meeting is a virtual meeting at: www.virtualshareholder meeting.com/COHR2025
RECORD DATE SEPTEMBER 15, 2025
Only shareholders of record as of the close of business on September 15, 2025 will be entitled to notice of and to vote at the Annual Meeting.
ATTENDANCE
Only shareholders of record or their legal proxies may participate in the virtual Annual Meeting.
ITEMS OF BUSINESS
Shareholders are asked to vote on the following items at the Annual Meeting:
•
Proposal 1: Election of five Class Two directors, each for a three-year term to expire in 2028.

•
Proposal 2: A non-binding advisory vote to approve compensation paid to our named executive officers in fiscal year 2025, as disclosed in this proxy statement.

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Proposal 3: Ratification of the Audit and Risk Committee’s selection of Ernst &
Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026.

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Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

VOTING
Each share of common stock held by a shareholder of record of such common stock as of the close of business on September 15, 2025 is entitled to vote on each of the items to be voted on at the Annual Meeting.
AVAILABILITY OF MATERIALS
Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. For shareholders who hold shares through a broker, bank or other nominee (commonly referred to as held in “street name”), we furnish proxy materials via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail from your broker, bank or other nominee, you will not receive a printed copy of the proxy materials unless you request one. The Notice instructs you how to access and review all the important information contained in the proxy materials over the internet. The Notice also provides instructions for submitting your proxy over the internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting materials included in the Notice.
This proxy statement and proxy card will first be made available to shareholders on or about October 2, 2025.
By Order of the Board
Rob Beard, Secretary
October 2, 2025

YOUR VOTE IS IMPORTANT. WE URGE YOU TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OR
PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY
REQUEST ONE BY CONTACTING THE COMPANY’S SECRETARY AT COHERENT CORP., 375 SAXONBURG
BOULEVARD, SAXONBURG, PA 16056.

COHERENT PROXY STATEMENT 2025   |   1

2   |   COHERENT PROXY STATEMENT 2025

VOTING MATTERS AND BOARD RECOMMENDATIONS
MANAGEMENT PROPOSALS		BOARD RECOMMENDS	FOR MORE INFORMATION
PROPOSAL 1 Election of Directors
Coherent’s Board is presenting five nominees, Enrico DiGirolamo, David L. Motley, Lisa Neal-Graves, Shaker Sadasivam, and Michelle Sterling, for election as Class Two directors at the Annual Meeting. Coherent believes that these nominees possess diverse skills and experiences necessary to effectively address its evolving needs and represent the best interests of its shareholders.
		FOR Each Nominee	Page 10
PROPOSAL 2 Non-Binding Advisory Vote to Approve Executive Compensation Paid to Named Executive Officers in fiscal year 2025	Coherent’s executive compensation program strongly aligns named executive officers’ interests with those of the Company and its shareholders, and is designed to attract and retain high-caliber talent.	FOR	Page 36
PROPOSAL 3 Ratification of the Audit and Risk Committee’s selection of E&Y as the Company’s independent registered public accounting firm for fiscal year 2026	Ernst & Young is an independent auditing firm with the required knowledge and experience to effectively audit Coherent’s financial statements.	FOR	Page 84

COHERENT PROXY STATEMENT 2025   |   3

Proxy Highlights
About Coherent Corporation
Coherent Corp. is a global leader in photonics for the datacenter and communications, and industrial markets, with research and development, manufacturing, sales, service, and distribution facilities in more than 25 countries around the world.
With our strategic focus on these fast-growing and sustainable markets, we pursue our mission of enabling the world to be safer, healthier, closer, and more efficient, and strive to attain our vision of a world transformed through innovations vital to a better life today and the sustainability of future generations.
Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems.
Industry Leading Solutions
DATACENTER & COMMUNICATIONS Enabling ultra-high speed data transmission and transforming global communications networks
INDUSTRIAL Lasers and optics products serving diverse industrial customers from semiconductor, automotive, and instrumentation
4   |   COHERENT PROXY STATEMENT 2025

FINANCIAL HIGHLIGHTS
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Record revenue of $5.81B, a 23% increase year over year.

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GAAP gross margin of 35.2%; non-GAAP gross margin of 37.9%

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GAAP EPS improved $1.32 to ($0.52); non-GAAP EPS improved $2.32 to $3.53*

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Paid down approximately $437 million of debt resulting in net leverage of 2.0x at June 30, 2025.

*   See the Appendix for a reconciliation between the non-GAAP financial measures and GAAP results
PRODUCT HIGHLIGHTS
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Recorded first revenue from 1.6T transceivers

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Recorded first revenue from liquid-crystal optical circuit switch platform

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Shipment of our industry leading excimer laser annealing system for deployment in the first next generation OLED fabrication facility

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Launched industry first 600W excimer laser for energy applications

FISCAL 2025 GOVERNANCE HIGHLIGHTS
In fiscal year 2025 we made several updates to our Board oversight structure to ensure alignment with our evolving business priorities and leading governance practices. Changes made to our corporate governance program include:
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We consolidated our Board Committees to enhance risk oversight in alignment with our strategic priorities.

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We disbanded our former Strategy, Technology, Acquisition and Risk Committee (STAR) and moved oversight of our Enterprise Risk Management (ERM) program and general risk management to our Audit Committee, now called the Audit and Risk Committee. The former STAR Committee’s responsibilities related to business strategy, technology, and M&A activities are now overseen by the full Board.

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Our Environmental, Social Responsibility and Governance Committee was renamed the Nominating and Corporate Governance Committee to reflect the majority of its responsibilities. The Committee retains oversight of our ethical culture, and sustainability initiatives aligned with our business priorities.

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In collaboration with a leading law firm, the Board conducted a review and updated all committee charters to ensure they continue to reflect leading governance practices.

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In response to feedback received from our shareholders, we implemented a number of changes to our executive compensation program, as described in this proxy statement.

FISCAL YEAR 2025 PERFORMANCE HIGHLIGHTS
23% REVENUE
424 BPS GAAP GROSS MARGIN
72% GAAP EPS
123% TSR

COHERENT PROXY STATEMENT 2025   |   5

SHAREHOLDER ENGAGEMENT HIGHLIGHTS
The Coherent Board values transparent and ongoing engagement with our shareholders, and maintains a robust, director-led engagement program to better understand our shareholders’ priorities and perspectives.
Following our 2024 annual meeting, we conducted an extensive outreach effort, with engagement topics focusing on executive compensation, corporate governance, and our Company’s strategy. Highlights from our fiscal year 2025 engagement are below:
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Contacted 27 investors representing 80% of shares outstanding

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Met with 7 investors representing 44% of shares outstanding

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Our engagement team was led by our independent Board Chair with other independent directors participating

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Independent directors participated in 85% of the shareholder meetings

FISCAL 2025 BUSINESS IMPACT HIGHLIGHTS
At Coherent, corporate responsibility is integral to our mission. We strive to innovate our products, technologies, and systems to improve people’s lives, support sustainable business growth, and contribute meaningfully to shareholder value.
SUSTAINABLE PRODUCTS Awarded Excellence in Sustainability Award by KLA Awarded EcoVadis Gold Medal
ENVIRONMENT To foster efficient operations we achieved 85% renewable electricity across our operations.

PEOPLE
Renewed focus on employee engagement with a 95% response rate to recent employee engagement survey and 83% employee engagement rate.
Building a robust talent pipeline with an expanded intern program. We brought in more than 100 interns across our U.S. locations.

TECHNOLOGY Held our inaugural Innovation Summit, brought over 100 innovators from across the Company together and featured over close to 100 submissions and R&D proposals combined.
GOVERNANCE Awarded NACD Three Rivers Chapter Board of the Year in recognition of our successful CEO transition.

6   |   COHERENT PROXY STATEMENT 2025

BOARD OF DIRECTORS
Nominee	Occupation	Class	Age	Director Since	Independent	Gender	Committees
							AR	NCG	CHC
JIM ANDERSON	President and CEO, Coherent	One	53	2024		M
JOSEPH J. CORASANTI	Former President and CEO, CONMED	Three	61	2002		M		C
ENRICO DIGIROLAMO Board Chair	Former CFO and SVP, Covisint	Two	70	2018		M
MICHAEL L. DREYER	Former COO, Silicon Valley Bank	One	61	2019		M
PATRICIA HATTER	President and COO, Opsera	Three	63	2019		F
DAVID L. MOTLEY	General Partner, BTN Ventures	Two	66	2021		M
LISA NEAL- GRAVES	Former CEO, Aurora Wellness Community	Two	62	2021		F
STEPHEN PAGLIUCA	Senior Advisor, Bain Capital Private Equity, LP	One	70	2021		M
ELIZABETH A. PATRICK	Former SVP and Chief People Officer, Diebold Nixdorf	One	57	2023		F
SHAKER SADASIVAM	Co-Founder, President and CEO, Auragent Bioscience, LLC	Two	65	2016		M
STEPHEN A. SKAGGS	Former SVP and CFO, Atmel Corporation	Three	63	2022		M
MICHELLE STERLING	Former EVP and Chief Human Resources Officer, Qualcomm	Two	57	2023		F			C
SANDEEP VIJ	Former President and CEO, MIPS Technologies	Three	59	2022		M
HOWARD H. XIA	Former General Manager, Vodafone China Limited	One	65	2011		M
Committee member	Audit Committee Financial Expert (as defined by the SEC)	C Committee Chair
Note: Age calculated as of August 31, 2025
AR — Audit and Risk Committee | NCG — Nominating and Corporate Governance Committee | CHC — Compensation and Human Capital Committee

COHERENT PROXY STATEMENT 2025   |   7

DIRECTOR ATTRIBUTES AND EXPERIENCE
The table below highlights some of the categories of key attributes and experience possessed by our continuing directors and nominees for election which are further defined below, and which are valued by our Board in guiding a complex, global manufacturing company and in overseeing our strategy for future growth. The biographies of our directors include more information about our directors’ relevant skills, experience and qualifications.
	Accounting/Finance	Business Development/Strategy	Corporate Governance/Ethics	Executive Leadership	IT/Cybersecurity/Privacy	Legal/Regulatory	Materials/Semiconductor/ Networking/Laser Industries	Operations	Risk Management	Talent/Compensation	Technology/IP
James R. Anderson Chief Executive Officer and Director
Joseph J. Corasanti Independent Director
Enrico DiGirolamo Independent Board Chair
Michael L. Dreyer Independent Director
Lisa Neal-Graves Independent Director
Patricia Hatter Independent Director
David L. Motley Independent Director
Stephen Pagliuca Independent Director
Elizabeth A. Patrick Independent Director
Shaker Sadasivam Independent Director
Stephen A. Skaggs Independent Director
Michelle Sterling Independent Director
Sandeep Vij Independent Director
Howard H. Xia Independent Director
# of Directors with Skill/Experience	7	14	9	13	2	6	7	14	11	10	14

8   |   COHERENT PROXY STATEMENT 2025

NUMBER OF NOMINEES WITH KEY BOARD SKILLS

ACCOUNTING / FINANCE
Possesses a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures or internal financial controls.
	BUSINESS DEVELOPMENT / STRATEGY Expertise in strategic planning, mergers and acquisitions, growth strategies or business expansion.	CORPORATE GOVERNANCE / ETHICS Significant corporate governance and/or ethics experience.

EXECUTIVE LEADERSHIP
Current or former chief executive officer or the equivalent thereof, senior executive or business unit leader of a company with significant experience overseeing complex business operations and growth initiatives.
IT / CYBERSECURITY / PRIVACY Experienced leader in cybersecurity or privacy, including overseeing risks related to emerging cybersecurity developments, threats and strategies.
LEGAL / REGULATORY
Relevant background in governmental policy, legal knowledge or experience with compliance and regulatory issues within a public company or regulatory body, including being a Certified Public Accountant, having a Juris Doctorate, or having significant chief financial officer experience.

MATERIALS / SEMICONDUCTOR / NETWORKING / LASER INDUSTRIES Specific and extensive professional experience in the materials, semiconductor, networking and/or laser industries.	OPERATIONS Experience in business operations, management, supply chain management, integration or distribution.	RISK MANAGEMENT Demonstrated expertise in identifying, assessing and overseeing evolving risks, including the development and implementation of effective mitigation strategies.

TALENT / COMPENSATION
Specific and extensive career knowledge focusing on human talent management and compensation, including current or former service on the compensation committee of a public company.
TECHNOLOGY / IP Coherent product-relevant experience in technology or intellectual property matters.

COHERENT PROXY STATEMENT 2025   |   9

BOARD OF DIRECTORS
Our Board is comprised of a broad range of talented professionals with a balance of professional and personal experience, qualifications, attributes, and skills that best reflect the qualities that the Company seeks in its Board members. The Board is divided into three classes, each as nearly equal as possible in number of directors. At present, the Board consists of 14 members, with five directors each in Classes One and Two and four directors in Class Three.
The current term of our Class Two Directors expires at the Annual Meeting. Accordingly, five directors have been nominated for election to Class Two positions, for a term of three years or until such time as their respective successors are elected and qualified, or until his or her death, resignation or removal. Any Board vacancy may be filled by a majority of the remaining directors then in office, and any director so elected will serve for the same term that the predecessor would have served, or until his or her earlier death, resignation or removal.
The persons named as proxies for this Annual Meeting were selected by the Board and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by validly submitted proxies FOR the election of each of the Class Two Directors.
Each of the nominees has consented to serve if elected. However, if any of them is unable or unwilling to serve as a director, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for any substitute nominee proposed by the Board.
DIRECTOR CONDITIONAL RESIGNATION POLICY
Each incumbent director nominee has submitted an irrevocable conditional resignation, which is effective if the nominee receives a greater number of votes “AGAINST” than votes “FOR” that person’s election. If this occurs, the Nominating and Corporate Governance Committee (the “NCG” Committee) will recommend to the Board whether to accept or reject the resignation. The Board will act on the resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision, and the underlying rationale, within 90 days after the date the election results are certified. The incumbent director will remain as a member of the Board during this process.
BOARD DEMOGRAPHICS
As of June 30, 2025
62	6	93%
Average Age	Average Tenure	Independent
		All of our directors other than our CEO are independent

COHERENT PROXY STATEMENT 2025   |   11

CLASS TWO DIRECTORS STANDING FOR ELECTION
ENRICO DIGIROLAMO
INDEPENDENT BOARD CHAIR
Mr. DiGirolamo is a proven global business leader who brings decades of experience driving strategic transformation and financial performance across technology, manufacturing, and mobility sectors. His deep expertise in corporate finance, coupled with senior leadership roles at Fortune 100 and growth-stage companies strengthens the Board’s oversight of complex international operations, risk management, and value creation.
Mr. DiGirolamo is currently a senior advisor to technology companies, manufacturing concerns, and private equity firms. From 2013 to 2017, he served as Chief Financial Officer and Senior Vice President of Covisint Corporation, a leading cloud computing company for the Internet of Things and Identity platforms. Mr. DiGirolamo was with Allstate Insurance from 2010 to 2013, where he served as Senior Vice President, Sales and Marketing and Finance. From 2008 to 2010, he served as Vice President and Chief Financial Officer for General Motors in Europe. During a 31-year career with General Motors, Mr. DiGirolamo held a variety of senior executive positions throughout the corporation, including 12 years outside the United States.
Mr. DiGirolamo served on the board of directors of Metromedia International Group (2010-2017), Premier Trailer Leasing, Inc. (2012-2013), IdentiFix (2013-2014) and Garsite (2018-2024).
Mr. DiGirolamo holds a B.S. degree from Central Michigan University, and an MBA from Eastern Michigan University, and completed the Senior Executive Program at the International Institute for Management Development in Lausanne, Switzerland. He is a member of the Dean’s Leadership Roundtable at Central Michigan University.

Class: Two Director Since: 2018 Term Expires: 2025 Age: 70 BOARD COMMITTEES Audit and Risk OTHER PUBLIC COMPANY BOARDS (past five years) None
DAVID L. MOTLEY
INDEPENDENT DIRECTOR
Mr. Motley is a seasoned executive and investor with deep expertise in corporate strategy, early-stage technology, and real estate business development. His extensive board experience across public, private and nonprofit organizations enhances the Board’s oversight of governance, innovation and long-term value creation.
Mr. Motley serves as General Partner of BTN Ventures, a venture fund investing in pre-seed and seed stage technology companies, since 2021. Mr. Motley also serves as a partner in DDRC 327 NEGL, LLC, a real estate development company, since 2016, and as Chief Executive Officer of MCAPS, LLC, a professional services company providing corporate real estate services, since 2018. Mr. Motley has also served as Senior Managing Partner of Blue Tree Venture Fund since 2012, a venture investing in early-stage life science and IT companies. Mr. Motley also serves on the boards of F.N.B. Corporation, a diversified financial services company; Koppers Holdings Inc., an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds; and Armada, a privately-owned supply chain management company.
Mr. Motley is also board chair for SRI International, an independent nonprofit technology research and development organization.
Mr. Motley is a Cum Laude graduate of the University of Pittsburgh’s Swanson School of Engineering and a Distinguished Alumni Awardee, a recognition provided to less than one percent of the graduates. Mr. Motley holds an MBA from the Harvard Business School.

Class: Two
Director Since: 2021
Term Expires: 2025
Age: 66
BOARD COMMITTEES
Audit and Risk
OTHER PUBLIC COMPANY
BOARDS (past five years)
Koppers Holdings Inc.
(since 2018)
F.N.B Corporation
(since 2013)
Deep Lake Capital
Acquisition Corp.
(2021-2023)

12   |   COHERENT PROXY STATEMENT 2025

LISA NEAL-GRAVES
INDEPENDENT DIRECTOR
Ms. Neal-Graves is a proven technology executive with deep expertise in strategic planning, global operations, and product management across the semiconductor, telecommunications, and cloud industries. Her background in data science, technology policy, and global product management, including in China, Italy and the United Kingdom, strengthens the Board’s knowledge and discussions in navigating complex tech-driven transformation.
Ms. Neal-Graves is the former Chief Executive Officer of the Aurora Wellness Community (“AWC”), a University of Colorado School of Medicine nonprofit entity in partnership with the Aurora, Colorado, community. Ms. Neal-Graves is a data scientist, technology strategist, and technology legal policy and compliance executive who brings extensive experience in the semiconductor and telecommunications industries to our Board. Before her last role, she served as the Chief Innovation Officer for the Colorado Attorney General; General Counsel and Chief Marketing Officer of Universal Plasma, LLC, an early-stage antenna technology company; Vice President and General Manager of the Cloud Strategic Product Group for Zayo Group; and in various roles at Intel Corporation, including CIO Counsel and positions of increasing responsibility and impact for the company’s strategic long-range technology and research planning. Ms. Neal-Graves also held senior executive positions, including VP/GM (Unisys), CTO (Serviceware), Senior VP/GM (Chase), and GM (AT&T/Bell Labs).
Ms. Neal-Graves serves on the Center for Improving Value in Health Care (“CIVHC”), Rocky Mountain Public Media, and BEN Colorado board of directors.
Ms. Neal-Graves graduated from Hampton University, where she obtained her undergraduate degree in applied mathematics and computer science. She also holds a M.S. in Computer Science from Michigan State University (with an emphasis in Artificial Intelligence), a Master degree in Engineering Management from the University of Colorado Boulder, and a JD from the University of Colorado School of Law.

Class: Two Director Since: 2021 Term Expires: 2025 Age: 62 BOARD COMMITTEES Nominating and Corporate Governance OTHER PUBLIC COMPANY BOARDS (past five years) None
SHAKER SADASIVAM
INDEPENDENT DIRECTOR
Dr. Sadasivam is a veteran semiconductor industry leader with extensive experience related to the semiconductor industry, and insight into areas including operations, product development, and engineering management. His experience as a CEO, R&D executive and board member across both public and private companies enhances the Board’s strategic insight into technology innovation and global manufacturing.
Dr. Sadasivam is the Co-Founder and Chief Executive Officer of Auragent Bioscience, LLC. He also serves as Chair of the Board FTC Solar, Inc., a public company, and serves on the boards of two private companies, Sfara a developer of mobile-based safety and detection technology, and Sea Pharmaceuticals, LLC a neurotherapeutics R&D company advancing potential treatments for tinnitus & epilepsy.
In 2016, Dr. Sadasivam retired as President and Chief Executive Officer of SunEdison Semiconductor Limited, a leading manufacturer of advanced semiconductors for electronics, a position he held from 2013. From 2009 to 2013, he served as Executive Vice President and President, Semiconductor Materials Business Unit of SunEdison, Inc. (a predecessor to SunEdison Semiconductor Limited, formerly known as MEMC Electronic Materials, Inc.). From 2002 to 2009, Dr. Sadasivam served as Senior Vice President Research and Development of SunEdison, Inc.
Dr. Sadasivam holds B.S. and M.S. degrees in Chemical Engineering from the University of Madras and Indian Institute of Technology, an MBA from Washington University’s Olin School of Business, and a Ph.D. in Chemical Engineering from Clarkson University.

Class: Two Director Since: 2016 Term Expires: 2025 Age: 65 BOARD COMMITTEES Audit and Risk OTHER PUBLIC COMPANY BOARDS (past five years) FTC Solar, Inc. (since 2017)

COHERENT PROXY STATEMENT 2025   |   13

MICHELLE STERLING
INDEPENDENT DIRECTOR
Ms. Sterling is an established business leader with experience overseeing global human capital strategies, and organizational transformations. Her particular expertise in M&A integration in high-tech and semiconductor sectors, enhances the Board’s deliberations related to talent strategy, culture development, and long-term growth initiatives.
Ms. Sterling was the Executive Vice President and Chief Human Resources Officer at Qualcomm, Inc., a semiconductor, software and services company serving the wireless communications industry, from 2015 to 2020; Senior Vice President, Human Resources from 2007 to 2015 and served in various capacities at Qualcomm, Inc. from 1994 to 2007. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including acquisitions, joint ventures, and divestitures, integration, human capital management, and real estate and facilities. Ms. Sterling had direct responsibility for Qualcomm’s Human Resources global employees and served as a member of Qualcomm’s executive committee.
Ms. Sterling has served as director for Digital Turbine, Inc., a mobile growth platform for advertisers, publishers, carriers, and device original equipment manufacturers, since 2019, and previously served as a director of TuSimple, an autonomous technology company specifically designed for semi-trucks, from 2021 to 2022.
Ms. Sterling holds a B.S. in Business Management from the University of Redlands.

Class: Two
Director Since: 2023
Term Expires: 2025
Age: 57
BOARD COMMITTEES
Compensation and Human Capital (Chair)
OTHER PUBLIC COMPANY
BOARDS (past five years)
LeddarTech (2023-2025)
Digital Turbine (since 2019)

VOTE REQUIRED
A nominee will be elected to the Board if the number of votes cast for the nominee exceeds the number of votes cast against the nominee’s election, subject to the Company’s policy described under “Proposal 1 — Election of Directors — Director Conditional Resignation Policy.” Abstentions and broker non-votes have no effect on this matter.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS TWO DIRECTOR.

14   |   COHERENT PROXY STATEMENT 2025

CONTINUING DIRECTORS
EXISTING CLASS THREE DIRECTORS WHOSE TERM EXPIRES IN 2026
JOSEPH J. CORASANTI
INDEPENDENT DIRECTOR
Mr. Corasanti is a former public company CEO with a strong track record in corporate leadership, M&A execution, and governance across the medical technology and defense sectors. His legal background and deep board experience enhance the Board’s capabilities in risk oversight, strategic growth and regulatory compliance.
Mr. Corasanti presently serves as a member of the Board of Directors of SRC, Inc., a company that designs, manufactures and sells products and services for the defense industry. Previously, Mr. Corasanti held a number of management roles at CONMED Corporation, a medical technology company, serving as President and Chief Executive Officer from 2006 to July 2014; President and Chief Operating Officer from 1999 to 2006; Executive Vice President/General Manager from 1998 to 1999; and General Counsel and Vice President-Legal Affairs from 1993 to 1998. He also served as a director of CONMED from 1994 to 2014. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas.
Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a JD from Whittier College School of Law.

Class: Three Director Since: 2002 Term Expires: 2026 Age: 61 BOARD COMMITTEES Audit and Risk Nominating and Corporate Governance (Chair) OTHER PUBLIC COMPANY BOARDS (past five years) SRC (since 2015)
PATRICIA HATTER
INDEPENDENT DIRECTOR
Ms. Hatter is a veteran technology executive with leadership experience in cybersecurity, enterprise IT, and digital operations across some of the industry’s most influential companies. Her prior public board service and executive roles strengthen the Board’s expertise in cybersecurity, customer engagement, and scalable tech strategy.
Ms. Hatter is currently the President and Chief Operating Officer of Opsera, an early-stage DevOps platform company, where she has served since 2023. She previously served as the Chief Customer Officer of Palo Alto Networks, Inc., a multinational cybersecurity company, where she served from 2019 to 2022. Ms. Hatter previously served as the General Manager and Senior Vice President — Services of McAfee, LLC, a global computer security software company, from in 2017, and was the Chief Information Officer and Senior Vice President — Operations, at McAfee, LLC, from 2010 to 2015. Ms. Hatter additionally served as the Chief Information Officer — Intel Security and General Manager — Security & Software at Intel Corporation, a leader in the semiconductor industry, from 2015 to 2016. Ms. Hatter also held various leadership roles at Cisco Systems, Inc., and AT&T Corporation.
Ms. Hatter served on the board of directors of Barrick Gold Corporation, an international mining company from 2018 until 2019, and the board of directors of Qualys, Inc., a leading provider of cloud-based security and compliance solutions, from 2018 until 2019.
Ms. Hatter holds B.S. and M.S. degrees in Mechanical Engineering from Carnegie Mellon University.

Class: Three Director Since: 2019 Term Expires: 2026 Age: 63 BOARD COMMITTEES Nominating and Corporate Governance OTHER PUBLIC COMPANY BOARDS (past five years) None

COHERENT PROXY STATEMENT 2025   |   15

STEPHEN A. SKAGGS
INDEPENDENT DIRECTOR
Mr. Skaggs brings over 25 years of executive leadership in the high-technology and semiconductor industries, including CEO and CFO roles at public companies in the space. His board experience and expertise in corporate strategy, M&A, and financial management make him a highly valuable contributor to the Board.
Mr. Skaggs joined the Board in conjunction with the acquisition of Coherent, Inc. in 2022. Previously, Mr. Skaggs served as a member of the board of directors of Coherent, Inc. beginning in 2013. Mr. Skaggs has been a private investor since 2016. Previously, he held the position of Senior Vice President and Chief Financial Officer of Atmel Corporation, a leading supplier of microcontrollers, from 2013 until its acquisition by Microchip Technology Incorporated in 2016. Mr. Skaggs has more than 25 years of experience in the semiconductor industry, including serving as President, Chief Executive Officer, and Chief Financial Officer of Lattice.
He was also previously a member of the board of directors of Lattice. Prior to Lattice, Mr. Skaggs was employed by Bain & Company, a global management consulting firm, where he specialized in high-technology product strategy, mergers and acquisitions, and corporate restructurings.
Mr. Skaggs holds a B.S. degree in Chemical Engineering from the University of California, Berkeley and an MBA from the Harvard Business School.

Class: Three
Director Since: 2022
Term Expires: 2026
Age: 63
BOARD COMMITTEES
Audit and Risk (Chair)
Nominating and
Corporate Governance
OTHER PUBLIC COMPANY
BOARDS (past five years)
Ouster (since 2024)
IDEX Biometrics, ASA
(2019-2024)

SANDEEP VIJ
INDEPENDENT DIRECTOR
Mr. Vij brings a proven track record of executive leadership in the high-technology sector to the Board, with CEO and board roles at public companies and deep expertise in marketing, strategy, and semiconductors. His industry insight and operational acumen provide valuable contributions to the Board.
Mr. Vij joined the Board in conjunction with the acquisition of Coherent, Inc. in 2022. Previously, Mr. Vij served as a member of the board of directors of Coherent, Inc. beginning in 2004. Mr. Vij has been a private investor since 2013. Previously, he held the position of President and Chief Executive Officer and was a member of the board of directors of MIPS Technologies, Inc., a leading provider of processor architectures and cores, from 2010 until its sale in 2013. In addition, Mr. Vij was the Vice President and General Manager of the Broadband and Consumer Division of Cavium Networks, Inc., a provider of highly integrated semiconductor products, from 2008 to 2010. Prior to that, he held the position of Vice President of Worldwide Marketing, Services, and Support for Xilinx, Inc., a digital programmable logic device provider, from 2007 to April 2008. From 2001 to 2006, he held the position of Vice President of Worldwide Marketing at Xilinx. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx. Mr. Vij joined Xilinx in 1996 as Director of FPGA Marketing.
He is a graduate of General Electric’s Edison Engineering Program and Advanced Courses in Engineering. He holds an MSEE from Stanford University and a BSEE from San Jose State University.

Class: Three Director Since: 2022 Term Expires: 2026 Age: 59 BOARD COMMITTEES Compensation and Human Capital OTHER PUBLIC COMPANY BOARDS (past five years) None

16   |   COHERENT PROXY STATEMENT 2025

EXISTING CLASS ONE DIRECTORS WHOSE TERM EXPIRES IN 2027
JAMES R. ANDERSON
CHIEF EXECUTIVE OFFICER AND PRESIDENT
Mr. Anderson brings deep executive leadership and operational expertise across the semiconductor and technology industries, with a track record of driving growth, innovation, and strategic transformation. His background in risk management, finance, corporate governance, talent and compensation, business development and strategy, and technology and intellectual property makes him a dynamic and highly capable leader on the Board.
Mr. Anderson was appointed President and Chief Executive Officer of Coherent Corp. and a member of the Board of Directors in 2024. He previously served as a director and President and Chief Executive Officer of Lattice Semiconductor Corporation (“Lattice”) since 2018. Prior to joining Lattice, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices (“AMD”). Prior to AMD, Mr. Anderson held a broad range of leadership positions spanning general management, engineering, sales, marketing and corporate strategy at companies including Intel, Broadcom (formerly Avago Technologies) and LSI Corporation.
Mr. Anderson served on the Board of Directors of Entegris, Inc., from 2023 to 2024 and on the Board of Directors of the Semiconductor Industry Association from 2020 through 2024. He previously served on the Board of Directors of Sierra Wireless from 2020 to 2023. Mr. Anderson is currently a director of Applied Materials.
Mr. Anderson earned an MBA and M.S. in electrical engineering and computer science from the Massachusetts Institute of Technology, an M.S. degree in electrical engineering from Purdue University, and a bachelor’s degree in electrical engineering from the University of Minnesota.

Class: One
Director Since: 2024
Term Expires: 2027
Age: 53
BOARD COMMITTEES None
OTHER PUBLIC COMPANY
BOARDS (past five years)
Applied Materials (since July 2025)
Lumotive (since 2023)
Entegris, Inc. (2023-2024)
Lattice Semiconductor Corporation (2018-2024)
Sierra Wireless (2020-2023)

MICHAEL L. DREYER
INDEPENDENT DIRECTOR
Mr. Dreyer brings extensive executive leadership and board experience, with deep expertise in cybersecurity, technology infrastructure, and the financial and banking sectors. His background in operations, information systems, and digital innovation makes him a strategic asset to the Board.
Mr. Dreyer served as the Chief Operations Officer of Silicon Valley Bank from 2015 to 2019. Before joining Silicon Valley Bank, Mr. Dreyer was President and Chief Operating Officer of Monitise Americas, LLC, a subsidiary of Monitise Plc, a company providing mobile banking and payment services, from 2014 to 2015. Mr. Dreyer was the global head of technology and Chief Information Officer at VISA Inc., from 2005 to 2014. Previously, Mr. Dreyer was Chief Information Officer of Inovant, LLC, a company providing electronic payment processing services. He has also held executive positions at VISA USA (Senior Vice President of Processing and Emerging Products, and Senior Vice President of Commercial Solutions). Additionally, Mr. Dreyer held senior positions at American Express Co, Prime Financial, Inc., Federal Deposit Insurance Corporation (FDIC), Downey Savings, Bank of America, and the Fairmont Hotel Management Company.
Mr. Dreyer served as a member of the board of directors of Finisar Corporation (“Finisar”) from 2015 through 2019 (the effective date of the Company’s acquisition of Finisar), and is currently a director of F5 Networks, Inc., a developer and provider of software-defined application services.
Mr. Dreyer received B.S. in psychology and an MBA from Washington State University.

Class: One Director Since: 2019 Term Expires: 2027 Age: 61 BOARD COMMITTEES Audit and Risk Nominating and Corporate Governance OTHER PUBLIC COMPANY BOARDS (past five years) F5 Networks (since 2012)

COHERENT PROXY STATEMENT 2025   |   17

STEPHEN PAGLIUCA
INDEPENDENT DIRECTOR
Mr. Pagliuca is an experienced global executive, with a strong background in private equity, successful strategic investments, and corporate governance. His expertise in scaling businesses and driving long-term value provides invaluable insights to Board discussions on capital management and growth.
Mr. Pagliuca is a senior advisor at Bain Capital, a leading global investment firm based in Boston with approximately $160 billion in assets under management. He previously served as Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and as Co-Chair of Bain Capital, LP.
Mr. Pagliuca has served on the board of Gartner, Inc., a research and advisory company, since 2010. He is a co-owner and Managing General Partner of the World Champion Boston Celtics and serves on the NBA Board of Governors. Mr. Pagliuca is also co-owner and co-chairman of the Serie A professional football club, Atalanta Bergamasca Calcio.
Mr. Pagliuca earned his B.A. from Duke University and an MBA from Harvard Business School.

Class: One Director Since: 2021 Term Expires: 2027 Age: 70 BOARD COMMITTEES Compensation and Human Capital OTHER PUBLIC COMPANY BOARDS (past five years) Gartner, Inc. (since 2010)
ELIZABETH A. PATRICK
INDEPENDENT DIRECTOR
Ms. Patrick brings global expertise in talent strategy, with a strong focus on executive compensation, leadership development, and organizational transformation. Her experience driving large-scale change and implementing HR systems provides a critical perspective to the Board’s oversight of its human capital management strategy.
Ms. Patrick was the Senior Vice President and Chief People Officer for Diebold Nixdorf, a financial and retail technology company specializing in self-service transaction systems, point-of-sale terminals, physical security products, and software and related services, from 2019 to 2022. Prior to that, she was the Senior Vice President and Chief Human Resources Officer for Veritiv Corporation, a leading provider of packaging, print and facility solutions, from 2014 to 2019.
Ms. Patrick earned her B.S. in Finance from Michigan State University, and MBA from Wayne State University.

Class: One Director Since: 2023 Term Expires: 2027 Age: 57 BOARD COMMITTEES Compensation and Human Capital OTHER PUBLIC COMPANY BOARDS (past five years) None

18   |   COHERENT PROXY STATEMENT 2025

HOWARD H. XIA
INDEPENDENT DIRECTOR
Dr. Xia is an experienced global telecommunications industry leader, with extensive knowledge of global operations and telecom markets across Asia. His technical background, leadership experience, and experience guiding successful cross-border operations enhance the Board’s global perspective and strategic planning in critical markets.
Dr. Xia was formerly General Manager of Vodafone China Limited, a wholly-owned subsidiary of Vodafone Group Plc, a telecommunications company, from 2001 to 2014.
From 1994 to 2001, he served as a Director, Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994, and was a Senior Engineer at PacTel Cellular from 1990 to 1992.
Dr. Xia holds a B.S. degree in Physics from South China Normal University, an M.S. in Physics and Electrical Engineering, and a Ph.D. in Electro physics, from Polytechnic School of Engineering of New York University.

Class: One Director Since: 2011 Term Expires: 2027 Age: 65 BOARD COMMITTEES Compensation and Human Capital OTHER PUBLIC COMPANY BOARDS (past five years) None

COHERENT PROXY STATEMENT 2025   |   19

MEETINGS AND STANDING COMMITTEES OF THE BOARD
The Board met six times in fiscal year 2025. In fiscal year 2025 each director attended at least 75% of the meetings of the Board and the committees on which he or she served.
The Board has three standing committees: Audit and Risk, Compensation and Human Capital, and Nominating and Corporate Governance. All Committees have written charters, which are reviewed on an annual basis, and are available on the Company’s website at www.coherent.com/company/investor-relations/governance.
COMMITTEE OVERVIEW
AUDIT AND RISK

CHAIR
Stephen Skaggs*
MEMBERS
Joseph Corasanti*
Enrico DiGirolamo*
Michael Dreyer
David Motley
Shaker Sadasivam*
Meetings in FISCAL YEAR
2025
7
*   Qualifies as an audit committee “financial expert” as defined by the Securities and Exchange Commission

The Committee assists the Board with oversight of financial reporting, internal controls, and ethics and compliance matters.
Key Responsibilities
•
Oversees the Company’s discharge of its financial reporting obligations, including ensuring the quality and integrity of the Company’s accounting, auditing, internal control, and financial reporting practices

•
Oversees the Company’s development of an effective and continuously improving control environment

•
Oversees the Company’s internal audit function and periodically reviews the responsibilities, resources, functions, and performance of the Company’s internal audit function

•
Retains sole responsibility for the selection, appointment, compensation, retention, and replacement of the independent auditors

•
Pre-approves all services provided by the independent auditors in accordance with applicable law

•
Establishes procedures for the submission, retention, and treatment of concerns regarding accounting, internal controls, auditing matters, financial statements, the Code of Ethical Business Conduct, or other Company policies

•
Reviews, approves, and oversees any related party transactions and any other potential conflict of interest situations on an ongoing basis and develops policies and procedures for the Audit and Risk Committee’s approval of related party transactions

•
Prepares the Audit and Risk Committee Report for the annual proxy statement

•
Reviews the Company’s enterprise risk management program, strategies and operational risks, and risks not overseen by another committee

20   |   COHERENT PROXY STATEMENT 2025

COMPENSATION AND HUMAN CAPITAL
CHAIR Michelle Sterling MEMBERS Stephen Pagliuca Elizabeth Patrick Sandeep Vij Howard Xia MEETINGS IN FISCAL YEAR 2025 6
The Committee supports oversight and review of the Company’s executive compensation program, broader pay philosophy, and human capital management strategies.
Key Responsibilities
•
Annually reviews and approves all aspects of the CEO’s terms of employment, goals, objectives, and total compensation

•
Annually reviews and approves all aspects of the total compensation of the other executive officers under its purview

•
Annually reviews and recommends to the Board for approval the compensation package for non-employee directors

•
Administers compensation-related plans, including equity-based incentive compensation plans, employee stock purchase plans, and deferred compensation plans

•
Reviews with management the Company’s human capital management strategy and practices, which may include employee engagement programs and initiatives; employee safety; and succession planning

•
Reviews and discusses with management all executive compensation disclosures in the annual report and proxy statement, and produces the Compensation and Human Capital Committee’s report on executive officer compensation for the annual report or proxy statement

NOMINATING AND CORPORATE GOVERNANCE
CHAIR Joseph Corasanti MEMBERS Michael Dreyer Patricia Hatter Lisa Neal-Graves Stephen Skaggs MEETINGS IN FISCAL YEAR 2025 4
The Committee develops Coherent’s corporate governance policies, oversees matters of Board composition and refreshment, and provides guidance on sustainability goals.
Key Responsibilities
•
Oversees the Company’s corporate governance policies and practices to ensure that it aligns with the Company’s overall business strategy

•
Oversees the Company’s engagement with external stakeholders on corporate governance matters

•
Makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a shareholder vote

•
In coordination with the Compensation and Human Capital Committee, assesses the adequacy of succession planning for management of the Company

•
Facilitates annual self-evaluations of the Board and the Board committees

•
Oversee the Company’s ethical culture and sustainability vision, management’s systems to assure occupational and environmental health and safety, and its environmental, social and governance goals

•
Oversees the systems, policies, controls, and procedures to identify, mitigate, manage and disclose risks and incidents related to cybersecurity

COHERENT PROXY STATEMENT 2025   |   21

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES
The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”). The rules of the NYSE require that a majority of the Company’s Board be Independent Directors (as defined in the NYSE’s rules). Our Corporate Governance Guidelines further provide that a substantial majority of the members of the Company’s Board must qualify as independent. The Board has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the NYSE’s rules, other than Mr. Anderson. In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, from both the standpoint of the director in his or her individual capacity, and from the standpoint of the director’s family and other affiliations. In addition, the NCG Committee facilitates annual self-evaluations of the Board, the Audit and Risk Committee, the Compensation and Human Capital Committee, and the NCG Committee in order to determine whether the Board and such Committees are functioning effectively. The Company is in compliance with all applicable governance requirements of the NYSE.
RISK MANAGEMENT AND MITIGATION
The Board is responsible for risk management oversight, including our Enterprise Risk Management (“ERM”) program. The Board has delegated primary oversight of key risk areas to each of the Board Committees as described below.
Our ERM program is designed to facilitate the identification, assessment, management, and monitoring of material risks the Company may face over the short term and long term and provide regular communication with our Board and its committees regarding these risks. Key risks are raised by management to the Audit and Risk Committee. At least annually, our Vice President of Internal Audit reports to the Audit and Risk Committee on our enterprise risk assessment. Our Board consults with outside advisors and members of management to help monitor trends, identify potential threats, and assess the Company’s risk environment. Risk areas identified in the ERM process help inform how we present the risks facing the Company in the “Risk Factors” section of our fiscal year 2025 Annual Report on Form 10-K, which is also reviewed by the Audit and Risk Committee.
BOARD OF DIRECTORS
Audit and Risk Committee	Nominating and Corporate Governance Committee	Compensation and Human Capital Committee
• Internal audit and internal controls • Enterprise Risk Management • Legal and regulatory requirements, including the Ethics and Compliance program	• Board and committee composition and Board leadership structure • Corporate governance policies • Cybersecurity • Corporate responsibility programs and policies	• Compensation programs and practices • Equity and other incentive plans • People programs, policies and practices
MANAGEMENT

22   |   COHERENT PROXY STATEMENT 2025

MANAGEMENT SUCCESSION PLANNING
Our Board is responsible for the development and regular review of a comprehensive succession plan for our CEO and senior management. Our Board believes that the full Board, including our CEO, should be actively engaged and involved in CEO and senior management succession planning, with the goal of business and operational continuity and sustaining the Company’s strong track record of increasing shareholder value. In general, the Board’s management succession planning is designed to anticipate both “planned” successions, such as those arising from anticipated retirements, and unplanned succession events, including emergencies and a range of other potential contingencies. Our Board has adopted an emergency succession plan to facilitate the transition to both interim and long-term leadership in the event of an unexpected vacancy in the position of CEO.
Our CEO and Chief People Officer supports the annual succession plan review conducted by the Board by providing information about each executive role and succession scenarios, including an overview of each potential successor’s experience and potential, readiness assessment and planned leadership development opportunities. The independent members of the Board also regularly interact with employees across several levels of seniority through management presentations at Board meetings and other informal events to form their own independent assessment of senior leaders.
Our Board, including our CEO, also regularly reviews senior management succession planning and the composition of senior management with our Chief People Officer. If the succession plan is triggered for a member of senior management, our Board would participate in the discussion and consideration of any action with our CEO and Chief People Officer.
NOMINATION OF CANDIDATES FOR DIRECTOR
The Company considers director candidates from several sources, including existing directors, members of the Company’s management team, shareholders, and third-party search firms. The Company’s current bylaws describe the procedures by which shareholders may recommend candidates for election to the Board. In general, shareholder nominations must be made in writing, and notice of a nomination must be given to our Secretary no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, before the anniversary date of the previous year’s annual meeting. If the date of the annual meeting is changed by more than 30 days from the first anniversary date of the previous year’s annual meeting, the notice must be delivered no earlier than the close of business on the 120th day before the annual meeting and no later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. In addition, a notice of nomination must include information regarding both the nominating shareholder and each director nominee as set forth in the Company’s bylaws, including:
•
their relationship to each other;

•
any understanding between them regarding the nomination;

•
the shares owned by the nominating shareholder; and

•
other information concerning the nominating shareholder and/or each nominee that is required for inclusion in a proxy statement filed with the Securities and Exchange Commission (the “SEC”).

Further, to be eligible for election as a director of the Company, the nominee must deliver within the timeframe noted above a written questionnaire detailing his or her background and qualifications, and a written representation and agreement as set forth in the Company’s bylaws. The form for this representation and agreement will be provided by the Secretary of the Company upon written request.

COHERENT PROXY STATEMENT 2025   |   23

The NCG Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board, including those factors set forth in the Company’s Corporate Governance Guidelines. In general, candidates nominated for election to the Board should possess the following qualifications:
•
high personal and professional ethics, integrity, practical wisdom and mature judgment;

•
broad training and experience in policy-making decisions in business;

•
expertise that is useful to the Company, and complementary to the background and experience of the other directors;

•
willingness to devote the amount of time necessary to carry out the duties and responsibilities of a director;

•
commitment to serve on the Board over a period of multiple years in order to develop knowledge about the Company and its operations;

•
diversity of background (including differences in viewpoint, race, ethnicity, origin, age, gender, sexual orientation, professional experience, education and skill sets);

•
willingness to represent the best interests of all stakeholders and objectively appraise management performance; and

•
compliance with the Company’s independence requirements.

Potential candidates are screened and interviewed by a selection committee appointed by the NCG Committee.
The NCG Committee’s practice is to review the skills, experiences, and attributes of individual Board members and candidates given the current make-up of the Board, to ensure that the Board includes individuals who will serve the Company’s strategic and governance needs. We consider all dimensions of diversity in determining what mix of individuals will provide the Board a broad range of experience, knowledge, talents and perspectives. Candidates are also evaluated on their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields, as well as a global business perspective and commitment to corporate citizenship.
BAIN BOARD NOMINATION RIGHTS
On March 30, 2021, the Company and BCPE Watson (DE) SPV, LP, a Delaware limited partnership and an affiliate of Bain Capital, LP (“BCPE”), entered into an Amended and Restated Investment Agreement (the “Amended and Restated Investment Agreement”). Pursuant to the terms of the Amended and Restated Investment Agreement, BCPE has the right to nominate one designee to our Board for so long as BCPE continues to beneficially own shares of the Company’s Series B Preferred Stock (and/or shares of Common Stock issued upon conversion thereof) that represent at least 25% of the number of shares of Common Stock issued to BCPE on March 30, 2021, and at the closing of the Company’s acquisition of Coherent, Inc. on July 1, 2022, in each case on an as converted basis. BCPE’s designee to our Board is Stephen Pagliuca.
SIZE OF THE BOARD
As provided in the Company’s bylaws, the Board is to be composed of no less than five and no more than fourteen members, with the exact number determined by the Board based on its current composition and requirements. The Board currently consists of fourteen members.

24   |   COHERENT PROXY STATEMENT 2025

BOARD LEADERSHIP STRUCTURE
The Board has the flexibility to determine whether it is in the best interests of the Company and its shareholders to separate or combine the roles of Board Chair and CEO at any given time. In making that determination, the Board assesses whether the roles should be separated or combined based on its evaluation of the existing composition of the Board and the circumstances at the time.
SEPARATION OF CHAIR AND CEO
In 2024, the Board separated the positions of Chair of the Board (Chair) and CEO. The Board believes that the separation of duties strengthens our corporate governance by providing independent leadership of the Board and allowing the Chair to focus more on oversight. The Board appointed Mr. DiGirolamo, who had been serving as Lead Independent Director, as the Chair. As a result of the new Chair being independent, a separate Lead Independent Director is not necessary at this time. Mr. DiGirolamo joined our Board in 2018 and served as our Lead Independent Director from 2022 until his appointment as the Chair effective in June 2024.
BOARD CHAIR RESPONSIBILITIES
The responsibilities of the Board Chair include the following:
•
presides at all meetings of the Board, including meetings of the independent Directors held in executive session;

•
has the authority to call meetings of the independent Directors;

•
serves as a liaison between the CEO and the independent Directors;

•
consults with the CEO on agendas for Board meetings; and

•
carries out other duties as requested by the NCG Committee, the independent Directors, or the Board.

COMMUNICATION WITH DIRECTORS
Any person wishing to communicate with the Board may send electronic communication addressed to the Board Chair, or to any member of the Board individually, to chair@coherent.com. Any communication addressed to a director that is received by the Company at this address will be delivered or forwarded to the individual director as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward communications addressed to the Board Chair and to the chair of the Board committee whose function is most closely related to the subject matter of the communication.
DIRECTOR MANDATORY SERVICE CONCLUSION AND SUCCESSION PLANNING
The Board has instituted a policy for directors, as set forth in the Company’s Corporate Governance Guidelines. Under this policy, a director must tender a resignation to the NCG Committee, to be effective at the end of the last regularly scheduled Board meeting prior to the director’s 76th birthday. The NCG Committee considers each case and recommends to the Board the action to be taken. The Board in its discretion chooses to accept or reject the resignation. If rejected, the director’s resignation will be deemed to be re-submitted to the NCG Committee annually thereafter, until such time as it is accepted by the Board. The Board undertakes a succession planning process to proactively address anticipated openings on the Board.
STANDING BOARD LIMITS
Board members are limited to serving on a maximum of four public company boards, including the Board.

COHERENT PROXY STATEMENT 2025   |   25

CHANGE IN DIRECTOR OCCUPATION
Under the Company’s Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially (including retirement), the director must tender a resignation for consideration by the NCG Committee. The NCG Committee then will recommend to the Board the action to be taken with respect to the resignation.
EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS
Executive sessions of independent directors are held regularly, with the Board Chair presiding.
DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
Directors are expected to attend the Annual Meeting, in person or remotely. All directors attended last year’s Annual Meeting.
CORPORATE GOVERNANCE DOCUMENTS
The following corporate governance documents are available on the Company’s website at www.coherent.com/company/investor-relations/governance.
•
Amended and Restated Articles of Incorporation

•
Articles of Amendment to Amended and Restated Articles of Incorporation

•
Amended and Restated Bylaws

•
Code of Ethical Business Conduct

•
Corporate Governance Guidelines

•
Conflicts of Interest Policy

•
Committee Charters

Paper copies of the documents listed above are available without charge upon request to chair@coherent.com.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management levels. This document is available on the Company’s website at www.coherent.com/company/investor-relations/governance. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Corporate Governance Guidelines.

26   |   COHERENT PROXY STATEMENT 2025

CODE OF ETHICAL BUSINESS CONDUCT
The Board has approved and adopted a Code of Ethical Business Conduct (the “Code of Conduct”) applicable to everyone in the Company and its subsidiaries, including the Board. The Code of Conduct also applies to contractors, consultants, temporary workers, suppliers, and other third parties. This document is available on the Company’s website at www.coherent.com/company/investor-relations/governance. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Code of Conduct.
Employees are required and encouraged to report suspected violations of our Code of Conduct. Reports are forwarded for review by the Audit and Risk Committee.
COMPANY POLICY PROHIBITING INSIDER TRADING AND SPECULATIVE TRADING, PLEDGING AND HEDGING
We have adopted an insider trading policy and procedures reasonably designed to promote compliance with insider trading laws, rules, and regulations and the listing standards of the New York Stock Exchange and governing the purchase, sale and/or, other disposition (“trading”) of our Common Stock and other securities by our directors, officers and employees and other persons who may have access to material, non-public information about the Company including, without limitation, such person’s spouse and others living in that person’s household. Aside from the blanket restriction on trading while in possession of material non-public information, the insider trading policy also prohibits certain designated insiders (including our directors and Section 16 officers) from trading during blackout windows and, during open trading windows, requires designated insiders to preclear their trades. The insider trading policy also prohibits employees from trading in securities of other public companies about which the employee learns material, non-public information.
In addition to the above restrictions, the insider trading policy also prohibits certain designated insiders (including our directors and Section 16 officers) from (1) selling Company securities of the same class for at least six months after a purchase, or purchasing Company securities of the same class for at least six months after a sale, (2) selling Company securities short, (3) buying or selling puts, calls, or other derivatives, on the Company’s securities, (4) pledging Company securities, or holding them in a margin account as collateral, and (5) hedging Company securities. The insider trading policy does not specifically define hedging transactions, but they are intended to include the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that are intended to hedge or offset any decrease in the market value of Company securities held by the individual.
The foregoing summaries of our insider trading policy and procedures do not purport to be complete and are qualified in their entirety by reference to the full text of our insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS
The Company’s policies and procedures regarding related party transactions are included in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines require that all Company directors, officers and employees refrain from activities that might involve a conflict of interest. Before making an investment, accepting a position or benefit, participating in a transaction or business arrangement, or otherwise acting in a manner that creates or appears to create a conflict of interest, a full disclosure of all relevant facts and circumstances must be made, and the Audit and Risk Committee’s written approval obtained. The Audit and Risk Committee reviews and approves any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis. Waivers of actual or potential conflicts of interest for any of the Company’s executive officers or directors may be granted only by the Board. Only those matters that are determined by the Board not to be in conflict with the best interests of the Company may be approved. In fiscal year 2025, we did not conduct any transactions with related persons that would be considered a related party transaction under applicable SEC rules.

COHERENT PROXY STATEMENT 2025   |   27

DIRECTOR COMPENSATION
The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board. In setting director compensation, the Company consults with its independent compensation advisor, and considers the significant amount of time and skill required for directors to fulfill their overall responsibilities. Director compensation is only paid to non-employee directors. For purposes of this section, all references to “directors” means non-employee directors.
The director compensation program is periodically (generally every other year) reviewed by the Compensation and Human Capital Committee, with the assistance of its independent compensation advisor, to ensure that the program remains competitive. As part of this review, the types and levels of compensation offered to our directors are compared to those offered by a select group of comparable companies (the “Peer Group”). The Peer Group is the same as those used for the Company’s named executive officers and are listed in the “Compensation Discussion and Analysis” section of this proxy statement.
The components of our director compensation program for fiscal year 2025 are disclosed below. The Board is compensated based on a role-based compensation program, not on the number of meetings attended. The Compensation and Human Capital Committee strives to set director compensation at levels that are competitive with our Peer Group.
DIRECTOR COMPENSATION FOR FISCAL YEAR 2025
DIRECTOR CASH COMPENSATION
	Annual Retainer
Compensation Item	Member ($)	Chair ($)1
Full Board Membership	90,000	180,000
Audit and Risk Committee	15,000	30,000
Compensation and Human Capital Committee	10,500	21,000
Nominating and Corporate Governance Committee	10,000	20,000

1.
Retainers paid to Chairs are in lieu of, and not in addition to, retainers otherwise paid to members. Employee director does not receive compensation.

DIRECTOR EQUITY PROGRAM
In addition to the cash compensation outlined above, directors receive annual equity awards. In setting the total dollar value of the equity awards, the Board takes into account cash compensation, limits in the Company’s equity plan governing documents, recommendations of the Compensation and Human Capital Committee and its independent compensation advisor, and Peer Group practices. For fiscal year 2025, the Company determined the number of restricted stock units awarded by dividing the dollar value of the grant by the closing stock price on the grant date, subject to rounding. For fiscal year 2025, the nominal value of the annual equity award for full-year directors was $220,000. Restricted stock unit awards granted to directors generally vest in one year. They do not automatically vest upon a director’s departure from the Board. The Compensation and Human Capital Committee may recommend, and the Board may in its sole judgment approve, vesting of a restricted stock unit award upon a director’s departure from the Board if the departing director is found to be in good standing at the time of departure.

28   |   COHERENT PROXY STATEMENT 2025

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2025
Non-Employee Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)1	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Joseph J. Corasanti	125,000	220,025	—	—	—	—	345,025
Enrico DiGirolamo	199,000	220,025	—	—	—	—	419,025
Michael L. Dreyer	115,000	220,025	—	—	—	—	335,025
Patricia Hatter	100,000	220,025	—	—	—	—	320,025
Lisa Neal-Graves	100,000	220,025	—	—	—	—	320,025
David L. Motley	105,000	220,025	—	—	—	—	325,025
Stephen Pagliuca	100,500	220,025	—	—	—	—	320,525
Elizabeth A. Patrick	100,500	220,025	—	—	—	—	320,525
Shaker Sadasivam	105,000	220,025	—	—	—	—	325,025
Stephen A. Skaggs	130,000	220,025	—	—	—	—	350,025
Michelle Sterling	111,000	220,025	—	—	—	—	331,025
Sandeep Vij	100,500	220,025	—	—	—	—	320,525
Howard H. Xia	100,500	220,025	—	—	—	—	320,525

1.
Represents the aggregate grant date fair value of restricted stock units issued to the non-employee directors under the Amended and Restated 2018 Omnibus Incentive Plan and the Coherent Corp. Omnibus Incentive Plan (rounded up to the nearest whole share), computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of forfeitures).

COHERENT PROXY STATEMENT 2025   |   29

DIRECTOR EQUITY AWARDS OUTSTANDING
The following table sets forth the aggregate number of restricted stock units, and the number of shares that underlie exercisable stock options, that were held by the individuals who served as non-employee directors as of June 30, 2025.
Non-Employee Director	Restricted Stock Units (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)
Joseph J. Corasanti	2,831	15,532	15,532
Enrico DiGirolamo	2,831	3,911	3,911
Michael L. Dreyer	2,831	6,000	6,000
Patricia Hatter	2,831	5,812	5,812
David L. Motley	2,831	—	—
Lisa Neal-Graves	2,831	—	—
Stephen Pagliuca	2,831	—	—
Elizabeth A. Patrick	2,831	—	—
Shaker Sadasivam	2,831	—	—
Stephen A. Skaggs	3,039	—	—
Michelle Sterling	2,831	—	—
Sandeep Vij	3,039	—	—
Howard H. Xia	2,831	24,772	24,772
DIRECTOR STOCK OWNERSHIP REQUIREMENTS
The Board has a stock ownership program that requires each non-employee director to own shares of Common Stock with a market value of at least five times the annual Board cash retainer (currently $450,000) no later than the fifth anniversary of the director joining the Board. In the event of non-compliance, the Board will consider measures appropriate to the circumstances. All current directors are required to be in compliance with this requirement, which became effective in July 2022, within five years of its effectiveness. Under the prior program, non-employee directors were required to own shares with a market value of at least $150,000 within three years of joining the Board. All of the non-employee directors who have been directors for at least three years are in compliance with that prior program, and the Board believes that all non-employee directors are making satisfactory progress towards compliance with the new program.

30   |   COHERENT PROXY STATEMENT 2025

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
STOCK BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS
The following table sets forth certain information regarding the ownership by any person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock as of August 31, 2025. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned. Ownership information is as reported by shareholder in their respective filings with the SEC, with the percent of common stock determined as of August 31, 2025.
Name and Address	Number of Shares of Common Stock	Percent of Common Stock1
Bain Capital Investors, LLC2 200 Clarendon Street Boston, MA 02116	28,111,651	17.9%
BlackRock, Inc.3 55 East 52nd Street New York, NY 10055	13,179,003	8.4%
FMR LLC4 245 Summer Street Boston, MS 02210	9,845,014	6.3%

1.
There were 156,917,911 shares of our Common Stock outstanding as of August 31, 2025. Percentages are rounded to the nearest tenth.

2.
Based solely on a Schedule 13D/A filed with the SEC on March 7, 2024. BCPE Watson (DE) BML, LP (“BML”) reported shared voting power over 28,111,651 shares of Common Stock and shared dispositive power over 28,111,651 shares of Common Stock. Bain Capital Investors, LLC. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the manager of Bain Capital Partners XII, LLC, a Cayman Islands limited liability company (“Partners XII”), which is the general partner of Bain Capital Fund XII, L.P., a Cayman Islands exempted limited partnership (“Fund XII”). Fund XII is the sole member of BCPE Watson (DE) Aggregator GP, LLC, a Delaware limited liability company (“Aggregator GP”), which is the general partner of BCPE Watson (DE) Aggregator, LP, a Delaware limited partnership (“Aggregator”). Aggregator is the sole member of each of (i) BCPE Watson (DE) BML GP, LLC, a Delaware limited liability company (“BML GP”), which is the general partner of BML, and (ii) BCPE Watson (DE) ORML GP, LLC, a Delaware limited liability company (“ORML GP”), which is the general partner of ORML. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BML and ORML. Voting and investment decisions with respect to securities held are made by the managing directors of BCI.

3.
Based solely on a Schedule 13G/A filed with the SEC on April 17, 2025, BlackRock, Inc., reported sole voting power over 12,884,938 shares of Common Stock and sole dispositive power over 13,179,003 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock, Inc., are owned by various subsidiaries of BlackRock, Inc.

4.
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2025. FMR LLC reported sole voting power over 9,793,591.97 shares of Common Stock and sole dispositive power over 9,845,014 shares of Common Stock.

COHERENT PROXY STATEMENT 2025   |   31

STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS
The following table shows the number of shares of Common Stock beneficially owned by all directors, our named executive officers, and all of our directors and executive officers as a group, as of August 31, 2025. The beneficial ownership reflected in this table includes shares that could have been acquired within 60 days of that date through the exercise of stock options or vesting of restricted stock units. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. None of the shares reflected in the table below have been pledged as security.
	Beneficial Ownership of Common Stock1
	Shares	Percent
James R. Anderson2	25,998	*
Joseph J. Corasanti2,3	108,174	*
Enrico DiGirolamo2,3	25,548	*
Michael L. Dreyer2,3	27,383	*
Patricia Hatter2,3	27,120	*
David L. Motley2	23,646	*
Lisa Neal-Graves2	12,682	*
Steven Pagliuca2,4	16,196	*
Elizabeth A. Patrick2	2,831	*
Shaker Sadasivam2	38,622	*
Stephen A. Skaggs2	23,836	*
Michelle Sterling2	8,373	*
Sandeep Vij2,5	22,195	*
Howard H. Xia2,3	72,519	*
Sherri Luther2	285	*
Rob Beard2	285	*
Julie Eng2	12,479	*
Giovanni Barbarossa2,3	252,140	*
All Executive Officers and Directors as a Group (19 persons)2,3,4,5	706,906	*

*
Less than 1%

1.
There were 156,917,911 shares of our common stock outstanding as of August 31, 2025. In accordance with SEC rules and regulations, in computing the percentage ownership for each individual, any shares which that individual had the right to acquire within 60 days and shares underlying restricted stock units that would vest within 60 days of August 31, 2025 are deemed to be outstanding. However, shares which any other person had the right to acquire within 60 days and restricted stock units held by other persons are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership may differ for each individual.

2.
This figure does not include the following amounts of shares issuable in connection with restricted stock units that will not vest within 60 days of August 31, 2025: 166,276 for Mr. Anderson; 2,272 for each of Mr. Corasanti, Mr. Digirolamo, Mr. Dreyer, Ms. Hatter, Mr. Motley, Ms. Neal-Graves, Mr. Pagliuca, Ms. Patrick, Dr. Sadasivam, Mr. Skaggs, Ms. Sterling, Mr. Vij and Dr. Xia; 94,748 for Ms. Luther, 53,541 for Mr. Beard, 41,203 for Dr. Eng, and 31,204 for Dr. Barbarossa; and 435,324 for all executive officers and directors as a group.

3.
Includes the following amounts of shares underlying stock options that are exercisable within 60 days of August 31, 2025: 15,532 for Mr. Corasanti; 3,911 for Mr. Digirolamo; 6,000 for Mr. Dreyer; 5,812 for Ms. Hatter; 24,772 for Dr. Xia; 59,480 for Dr. Barbarossa; and 115,507 for all executive officers and directors as a group.

32   |   COHERENT PROXY STATEMENT 2025

4.
Excludes any shares issuable upon conversion of the Series B Preferred Stock held by affiliates of Bain Capital, LP, of which Mr. Pagliuca is a Senior Advisor.

5.
Includes 8,792 shares held by the Vij Family 2001 Trust.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a class of the Company’s registered equity securities to file with the SEC and deliver to the Company initial reports of ownership, and reports of changes in ownership, of such securities. Based solely on our review of Section 16(a) reports, and written representations that our directors and executive officers have furnished to us, we believe that all reporting persons complied with all Section 16(a) filing requirements during our fiscal year 2025.

COHERENT PROXY STATEMENT 2025   |   33

EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers as of October 2, 2025.
Name	Age	Position
James R. Anderson	53	Chief Executive Officer and President
Sherri Luther	60	Chief Financial Officer and Treasurer
Rob Beard	47	Chief Legal and Global Affairs Officer and Secretary
Julie S. Eng	58	Chief Technology Officer
Giovanni Barbarossa	63	Chief Strategy Officer
Ilaria Mocciaro	54	Senior Vice President, Chief Accounting Officer and Corporate Controller
Biographical information for JAMES R. ANDERSON may be found in the “DIRECTORS” section of this proxy statement.

SHERRI LUTHER was named Chief Financial Officer of Coherent Corp. in October 2024. Ms. Luther joined Coherent from Lattice Semiconductor, where she had been CFO since 2019. Prior to Lattice, Ms. Luther worked at Coherent, Inc., for 16 years, including as Corporate Vice President of Finance. Ms. Luther has more than 30 years of strategic and financial operations experience, with expertise in financial reporting, forecasting, internal audit, M&A, treasury, investor relations, operations, and global supply chain management. Previously, Ms. Luther held senior finance and accounting roles at companies including Quantum, Ultra Network Technologies, and Arthur Andersen. Ms. Luther is a Certified Public Accountant (CPA) and graduated from the Executive MBA Program at Stanford University Graduate School of Business. She holds a bachelor’s degree in Business Administration, with a dual major in Accounting and Finance, from Wright State University. She serves on the Board of Directors of Silicon Labs and is also NACD (National Association of Corporate Directors) Directorship Certified.

ROB BEARD brings more than 20 years of senior international experience across the business, policy, and legal worlds to his role as Chief Legal and Global Affairs Officer for Coherent Corp. Mr. Beard joined Coherent in 2024 from Mastercard, where he was Chief Legal and Global Affairs Officer. While at Mastercard, he led the company’s global legal, government affairs, and policy teams, and served on Mastercard’s Management Committee. Mr. Beard joined Mastercard after a nearly decade-long tenure at Micron Technology, during which time he held various roles on the legal team and ultimately served as general counsel and corporate secretary. While at Micron, he played a key role in promoting the U.S. CHIPS and Science Act and in negotiating an incentive package from the state of New York for Micron’s announced $100 billion semiconductor manufacturing facility to be built in the Syracuse area. After clerking on the U.S. Court of Appeals for the Ninth Circuit, Mr. Beard began his corporate legal career as an associate in Shearman & Sterling’s London office, before moving to Weil, Gotshal & Manges. He graduated from the University of Utah and received his Juris Doctor from the University of Illinois College of Law, summa cum laude. Mr. Beard has also taught in the University of Illinois Communications Department, at the University of Illinois College of Law, and at the S.J. Quinney College of Law at the University of Utah.

34   |   COHERENT PROXY STATEMENT 2025

JULIE S. ENG was appointed Chief Technology Officer of the Company in October 2022. Prior to becoming CTO, Dr. Eng served as Senior Vice President and General Manager of the Company’s Optoelectronic Devices and Modules Business Unit. Dr. Eng joined the Company in 2019 with the acquisition of Finisar, where she held various senior management positions, including Executive Vice President and General Manager of 3D Sensing, and Executive Vice President of Datacom Engineering. Dr. Eng spent over 25 years in the optoelectronics and optical communications industries, including roles at AT&T, Lucent, and Agere. Dr. Eng received her PhD and M.S. in electrical Engineering from Stanford, and an M.S. and B.A. from Bryn Mawr College (summa cum laude) and a B.S., with honors from the California Institute of Technology (Caltech). In 2025 Dr. Eng was appointed to the National Academy of Engineering and was also awarded the Dr. Lisa Su Woman of Innovation Award from the Global Semiconductor Alliance.

GIOVANNI BARBAROSSA joined the Company in 2012 and has been the Chief Strategy Officer of the company and the President of the Materials Segment since 2019. Previously, he was the Chief Technology Officer of the company and the President of the Laser Solutions Segment. Dr. Barbarossa was employed at Avanex Corporation from 2000 through 2009, serving in various executive positions in product development and general management, ultimately serving as the President and Chief Executive Officer. When Avanex merged with Bookham Technology, forming Oclaro, Dr. Barbarossa became a member of the Board of Directors of Oclaro and served as such from 2009 to 2012. Previously, he had management responsibilities at British Telecom, AT&T Bell Labs, Lucent Technologies, and Hewlett-Packard. Dr. Barbarossa graduated from the University of Bari, Italy, with a B.S. in Electrical Engineering, and has a Ph.D. in Photonics from the University of Glasgow, U.K.

ILARIA MOCCIARO joined the Company in February 2023 as the Senior Vice President, Chief Accounting Officer and Corporate Controller and became the principal accounting officer on August 31, 2023. She joined the Company from CDW, where she was the Vice President, Chief Accounting Officer and Controller from 2020 to 2022. From 2016 to 2020, she was the Senior Vice President, Chief Accounting Officer and Global Controller at Anixter International Inc., where she helped close the sale of Anixter to Wesco. From 2011 to 2016, Ms. Mocciaro was the Chief Accounting Officer of the agricultural and construction equipment segments at CNH Industrial NV., after serving as Director of Accounting and Reporting. She led internal Audit at McMaster-Carr Supply Company from 2010 to 2011 and previously held several management positions at Ernst & Young LLP in Chicago and Milan, Italy, from 1997 to 2010. Ms. Mocciaro holds a B.A. degree in Accounting and Business Administration from the Catholic University of the Sacred Heart (Universita Cattolica del Sacro Coure) in Milan.

COHERENT PROXY STATEMENT 2025   |   35

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our NEOs for fiscal year 2025, as disclosed in this proxy statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2025, as disclosed in this proxy statement.
As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that we have created a pay-for-performance executive compensation program that is linked to our strategy and the drivers of long-term shareholder value, helps us attract and retain executive talent, and aligns the long-term interests of our executives and shareholders.
We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table, and the related compensation tables and narratives of this proxy statement. This information provides detailed information regarding our executive compensation philosophy, program, policies, and processes, as well as the compensation paid to our NEOs. As has been our practice, the Company will continue to respond to investor questions during meetings occurring throughout the year.
The Board requests shareholders to vote to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Coherent Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in the proxy statement for the Company’s 2025 Annual Meeting of Shareholders.
Because this vote is advisory, it will not be binding upon the Board or the Compensation and Human Capital Committee. However, the Compensation and Human Capital Committee will take the outcome of the vote into account when considering future executive compensation arrangements.
The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve on a non-binding advisory basis the compensation of our named executive officers for fiscal year 2025, as disclosed in this proxy statement. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING,
ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S 2025 NAMED EXECUTIVE OFFICER COMPENSATION
AS DISCLOSED IN THIS PROXY STATEMENT.

COHERENT PROXY STATEMENT 2025   |   37

October 2, 2025
Dear Fellow Coherent Shareholders
Fiscal 2025 was a year of exceptional strategic transformation for Coherent. Following Jim Anderson’s appointment as our Chief Executive Officer in June 2024, Coherent has been on a journey to refocus our strategic priorities on growth opportunities within two rapidly expanding markets: Datacenters and Communications, and Industrial Lasers and Materials. With a streamlined portfolio focused on these two core areas, we aim to drive technological innovation, lead the industry, deliver to our customers, and seize opportunities in the fast-growing field of photonics. The full Coherent team is energized by what we have achieved over the last year, as seen in our strong fiscal 2025 financial performance results, which included record revenue, significant gross margin improvement, and further paydown of our debt.
Over the last year, the Committee oversaw a significant effort to strengthen the executive leadership team in alignment with our next stage of growth, bringing in complementary experiences and fresh perspectives. In October 2024, we welcomed both Sherri Luther as Chief Financial Officer and Treasurer and Rob Beard as Chief Legal and Global Affairs Officer, and Secretary, followed by the appointment of Grace Lee as Chief People Officer in November 2024. Their combined leadership and track record of success executing transformative growth strategies immediately accelerated our momentum.
I am honored to serve as Chair of the Compensation and Human Capital Committee during this pivotal period and look forward to engaging with the management team to ensure Coherent’s talent strategy effectively incentivizes long-term value creation, supports our new growth strategy, and fosters robust pay and performance alignment, consistent with our shareholder priorities.
As your Compensation and Human Capital Committee, we endeavor to understand your views and expectations related to executive compensation, and took seriously last year’s advisory ‘say-on-pay’ vote outcome. Following the vote, we conducted a comprehensive review of our compensation program, supported by a new independent compensation consultant, and expanded our shareholder engagement effort to understand the key drivers behind the vote results.
We appreciated the opportunity to meet with all shareholders who accepted our invitation to engage. After carefully considering the key themes of feedback conveyed to us during these meetings, the Committee approved several responsive actions:
•
Made a commitment to limit future cash severance payments to executives to not exceed 3x base salary plus target bonus;

•
Expanded disclosure related to the achieved total shareholder return performance results associated with the 2023 PSUs that vested at the end of fiscal year 2025; and

•
Enhanced executive succession planning disclosure, which can be found on page 23 of this proxy statement.

We believe these actions address shareholder concerns and enhance our executive compensation program alignment with leading market practices. You can find additional details related to our shareholder engagement outreach effort and responsiveness actions on page 44.
On behalf of the Compensation and Human Capital Committee, we are grateful for the opportunity to receive feedback on Coherent’s compensation program directly from our shareholders and look forward to continuing our practice of transparent and open dialogue. Thank you for your continued investment in and support of Coherent.
Sincerely,
Michelle Sterling (Chair), on behalf of the Compensation and Human Capital Committee
Steve Pagliuca
Elizabeth A. Patrick
Sandeep Vij
Howard H. Xia

38   |   COHERENT PROXY STATEMENT 2025

FISCAL YEAR 2025 COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy, objectives, process, components, and additional aspects of our fiscal year 2025 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for our named executive officers (“NEOs”) for our fiscal year ended June 30, 2025 (“fiscal year 2025 or fiscal 2025”) who were the following:
Named Executive Officer (“NEO”)	Position
James R. Anderson	Chief Executive Officer
Sherri Luther1	Chief Financial Officer and Treasurer
Rob Beard2	Chief Legal and Global Affairs Officer and Secretary
Julie Eng	Chief Technology Officer
Giovanni Barbarossa	Chief Strategy Officer
Richard J. Martucci3	Former Interim Chief Financial Officer

1.
Ms. Luther was appointed Chief Financial Officer, effective October 11, 2024.

2.
Mr. Beard was appointed Chief Legal and Global Affairs Officer, effective October 21, 2024.

3.
Mr. Martucci’s served as Interim Chief Financial Officer from September 30, 2023 through October 11, 2024, when he transitioned to a non-executive officer role.

COHERENT PROXY STATEMENT 2025   |   39

I. EXECUTIVE SUMMARY
COMPANY OVERVIEW
In fiscal 2025, Coherent launched a refocused growth strategy to solidify our leadership in designing, developing and delivering critical lasers, electronic materials, and components for our customers. Under our refreshed leadership team, we delivered record top-line growth, a twenty-three percent (23%) year-over-year improvement.
Coherent’s photonic capabilities are rapidly becoming more integral to people’s lives and the applications we use every day. With the broadest and deepest portfolio of photonic technologies required for high-speed optical data transmission, we are energized by the opportunity we see in our technology portfolio and innovation capabilities, which enable us to provide for customers throughout the technology stack, from the device level down to the material science.
We are focused on two key markets we see as having the greatest potential for long-term profitable growth: Datacenter and Communications, and Industrial Lasers and Materials.
We continue to invest in technologies across the photonics spectrum — especially at the foundational, physical science level — where we can leverage and share innovation across both markets. This widespread innovation overlap, coupled with our supply chain flexibility and resiliency, uniquely positions Coherent for continued success while leveraging our leading innovation to deliver for customers.
Additionally, following the completion of our initial portfolio assessment in fiscal 2024, we spent fiscal 2025 executing our portfolio optimization plan under the leadership of our new CEO Jim Anderson. We divested non-core or unprofitable product lines, such as the sale of our fabrication facility in Newton Aycliffe, U.K. and more recently the sale of our aerospace and defense business, in both cases using the proceeds to reduce our debt. At the same time, we added several new optical networking products and technologies during fiscal 2025, enhancing our industry leadership.
At Coherent, we never shy away from bold change and see continuous growth through innovation as our foundation, which has always been at the core of Coherent’s legacy businesses. Thanks to the Coherent team’s hard work and continued focus on acceleration, we are excited to continue leading the photonics industry in innovation, while creating sustained value for our shareholders.
FISCAL YEAR 2025 PERFORMANCE HIGHLIGHTS
(*) (**)
Based on earnings reported on August 13, 2025. Refer to reconciliation of GAAP and Non-GAAP measures in the Appendix.

Fiscal 2025 was a year of tremendous growth for Coherent as we advanced our strategic priorities to align with the rapidly evolving photonic opportunity ahead of us. The success of our refreshed leadership and talented team members was best exemplified by our standout financial performance, including record revenue levels. We are proud to also have delivered strong gross margin and significantly improved EPS for our shareholders.

40   |   COHERENT PROXY STATEMENT 2025

Product Highlights
As Coherent’s capabilities and offerings have become increasingly critical to our broad and global range of clients, we continue to make a number of strategic decisions to best position our portfolio for long-term, sustainable growth and ensure we are investing in the areas of greatest shareholder value creation.
In the past year, we announced the sale of our aerospace & defense business support our portfolio optimization strategy and strengthen our ability to achieve long-term financial goals. Demonstrating our disciplined capital allocation, we used proceeds from the sale to reduce debt, successfully paying down $437 million in fiscal 2025.
Looking ahead, we are focused on driving strong revenue and profit through our key growth drivers, such as AI and datacenters. As we continue to streamline our portfolio for maximized efficiency, we remain confident in Coherent’s leadership and ability to seize the significant photonic growth opportunities ahead.
FISCAL YEAR 2025 EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS
•
We engaged with shareholders and responded to their feedback. The independent members of the Board conducted an expanded shareholder engagement effort prior to and following the 2024 Annual Meeting to better understand shareholder perspectives, particularly in response to the Company’s executive compensation proposal. In response to feedback shared by our shareholders, including those who voted against the 2024 executive compensation proposal, the Committee:

-
Made a commitment to limit any future cash severance benefits to not exceed 3x base salary and target bonus;

-
Provided full detail around achieved performance results under the 2023 PSUs program; and

-
Enhanced disclosure related to the Board’s oversight of the executive succession planning process.

•
Fiscal Year 2025 CEO compensation was limited to base salary and annual cash incentive. Consistent with the terms of Mr. Anderson’s sign-on agreement, he did not receive any equity incentives in fiscal year 2025. His sign-on compensation package, which included equity incentives granted in June 2024, covered his annual equity awards for fiscal 2025 to create an immediate alignment with shareholder interests.

•
Sign-on compensation packages for the new NEOs primarily consist of make-whole payments. In order to incentivize both Ms. Luther and Mr. Beard to join Coherent, the Committee, in consultation with its independent compensation consultant, approved sign-on packages that were largely comprised of awards designed to primarily reflect the values, types of awards and vesting schedules of the incentives these executives had to forfeit in order to accept their job offers with Coherent. The make-whole portion of the sign-on equity awards for Ms. Luther and Mr. Beard accounted for $13.9 million and $6.0 million respectively, with values attributed to the annual equity incentive opportunities limited to $3.5 million and $3.25 million respectively, consistent with market and industry benchmarks for sign-on compensation.

COHERENT PROXY STATEMENT 2025   |   41

•
We transitioned to a full one-year performance period under the annual incentive plan and rebalanced RSUs weighting for fiscal 2025 program to align with market benchmarks. Due to the integration of II-VI and Coherent, we were unable to forecast full-year performance goals for fiscal 2024 and instead implemented two separate six-month performance periods. In fiscal 2025 we reestablished a 12-month performance period for our annual incentive plan. Consistent with the peer group benchmarks, the Committee also increased weighting of PSUs to 60%.

•
Annual and long-term incentive plan payouts aligned with performance:

-
Coherent’ s outperformance for fiscal 2025 was demonstrated through key growth drivers of our business, including record revenue of $5,810 million, a 23% increase year-over-year and Adjusted EBITDA of $1,350 million, a 35% increase year-over-year. This strong financial performance resulted in an annual GRIP cash incentive bonus being paid out at 170% of target.

-
2023 PSUs associated with a three-year 2023-2025 performance period completed at the end of fiscal 2025 paid out at 108% of target, reflecting strong TSR performance relative to the S&P Composite 1500 — Electronics, Instruments and Components.

FISCAL 2025 LEADERSHIP TRANSITIONS
Upon joining the company in June 2024, Mr. Anderson led a significant executive leadership team refreshment to ensure we attract and retain the best industry talent to shape and execute our strategy.
In October 2024, we appointed two new named executive officers, Sherri Luther, Chief Financial Officer and Treasurer and Rob Beard, Chief Legal and Global Affairs Officer and Secretary, among other appointments of key executive leaders. All of our new leaders have driven the rapid advancement of Coherent’ s ambitious goals to maximize our positioning in the photonic technology market through strengthened operations and financial performance. Ms. Luther, and Mr. Beard each joined Coherent from highly respected public semiconductor and technology companies and their leadership and track record of success in guiding transformative growth strategies was immediately additive to the Coherent team.
The Committee, in consultation with its independent compensation consultant, designed sign-on compensation packages for Ms. Luther and Mr. Beard that reflected our pay-for-performance philosophy while providing appropriate, market-informed annual pay opportunities. The sign-on compensation packages included necessary incentive components to encourage both executives to join Coherent, reflecting the economic value and structure of incentives they had to forfeit at their previous employers. The table below outlines the annual target compensation opportunities the Committee approved for Ms. Luther and Mr. Beard for fiscal 2025, which they can earn if performance and service conditions of the awards are met.
NEOs Hired in Fiscal Year 2025	Base Salary ($)	Target Annual Incentive %	Target Total Cash ($)	Target PSUs ($)	Annual RSUs ($)	Total Target Annual Compensation ($)
Sherri Luther Chief Financial Officer and Treasurer	625,000	85%	1,156,250	2,100,000	1,400,000	4,656,250
Rob Beard Chief Legal and Global Affairs Officer, and Secretary	660,000	85%	1,221,000	1,950,000	1,300,000	4,471,000
Upon accepting job offers with Coherent, Ms. Luther and Mr. Beard forfeited significant compensation opportunities from their prior employers, including unvested equity awards and annual cash incentive opportunities for 2024. In collaboration with its independent compensation consultant, the Committee assessed the value of these forfeited incentives and designed sign-on awards that reflected the forfeited value, structure and vesting schedule of those awards to induce both executives to accept Coherent’s job offers. The performance goals with respect to Ms. Luther’s and Mr. Beard’s inducement PSUs were aligned with the fiscal year 2025 PSUs granted to other executive officers in 2024.

42   |   COHERENT PROXY STATEMENT 2025

The amounts reflected in the tables below represent the amounts approved and intended by the Committee, which differ from the grant date fair value reflected in the summary compensation table. The grant date fair value reflected in the summary compensation table is based on the thirty-day trailing average closing price for the RSUs and a Monte Carlo simulation calculated in accordance with FASB ASC Topic 718 for PSUs. The actual value received by Ms. Luther and Mr. Beard will be determined at the end of the vesting and performance periods.
NEO Hired in Fiscal 2025	Inducement Award Total Target Value	Inducement Award Structure
Sherri Luther Chief Financial Officer and Treasurer	$17,400,000
•
$3,500,000 representing the value of Fiscal Year 2025 annual equity incentives

•
$13,900,000, largely equivalent to incentives forfeited at Ms. Luther’s prior employer

Ms. Luther’s inducement award is structured as follows:
•
PSUs (60% of total award value):

-
valued at $10.44M, 3-year cliff vesting is tied to relative TSR performance

•
RSUs (40% of award value):

-
$1.40M, 3-year ratable vest term; and

-
$5.56M, 2-year annual ratable vest term

Ms. Luther’s inducement award vesting periods are designed to approximate the time periods over which she would have earned or vested awards she forfeited when resigning from her former employer, with a greater emphasis on performance-based and long-term vesting requirements to foster a greater alignment with shareholder interests.
Ms. Luther also received a cash sign-on bonus in the amount of $500,000, which is subject to repayment if Ms. Luther’s employment with the Company terminates before the second anniversary of the start date either by her voluntary resignation other than for “good reason” or by the Company for “cause.”

Rob Beard Chief Legal and Global Affairs Officer, and Secretary	$9,250,000
•
$3,250,000 representing the value of Fiscal Year 2025 annual equity incentives; and

•
$6,000,000 largely equivalent to incentives forfeited at the prior employer.

Mr. Beard’s inducement award is structured as follows:
•
PSUs (60% of total award value):

-
valued at $5.5M, 3-year cliff vesting is tied to relative TSR performance

•
RSUs (40% of total award value):

-
$3.7M, 3-year annual ratable vest term

Mr. Beard’s inducement award vesting periods are designed to approximate the time periods over which he would have earned or vested awards he forfeited when resigning from his former employer, with a greater emphasis on performance-based and long-term vesting requirements to foster a greater alignment with shareholder interests.

COHERENT PROXY STATEMENT 2025   |   43

FISCAL YEAR 2025 SHAREHOLDER ENGAGEMENT
The Coherent Board values transparent and ongoing engagement with our shareholders and has maintained a long-standing practice of robust shareholder engagement to ensure investor priorities and perspectives are directly communicated to the Board. Throughout the course of the year, we stay connected with shareholders through discussions on a wide variety of business topics, including strategy, executive compensation, board composition, leadership development, succession planning and sustainability.
Leading up to and following the 2024 Annual Meeting, the Committee led a shareholder engagement effort to understand shareholder perspectives related to the advisory vote on our executive compensation proposal and develop appropriate responsiveness actions.
SHAREHOLDER ENGAGEMENT OVERVIEW
FALL 2024: SHAREHOLDER ENGAGEMENT PRIOR TO THE 2024 ANNUAL MEETING
In the weeks leading up to the 2024 Annual Meeting, our engagement team, led by our Independent Board Chair, with participation from other independent members of our Compensation and Human Capital Committee, conducted an expanded shareholder outreach effort.
ENGAGEMENT SCOPE
•
Contacted 7 investors representing 45% of shares outstanding

•
Met with 4 investors representing 40% of shares outstanding

•
Independent directors participated in 85% of the meetings

SHAREHOLDER FEEDBACK
During these initial discussions, shareholders expressed appreciation for the seamless CEO transition, which resulted in the appointment of a CEO of Mr. Anderson’s caliber and immediate acceleration of value creation. However, many shareholders cited the value of the cash severance provided to our former CEO upon the transition, which exceeded three times base salary and bonus, as the key reason why they were voting against our 2024 executive compensation proposal.
Based on this initial feedback and its effort to develop responsiveness actions that directly address shareholder concerns, the Committee approved a commitment to cap any future cash severance to our executives at no greater than 3x base salary and target cash bonus, which is consistent with our shareholders’ expectations and leading governance practices.
SUMMER 2025: OFF-SEASON SHAREHOLDER ENGAGEMENT
Over the summer of 2025 the Committee retained Compensia as its new independent compensation consultant to help develop responsiveness actions and conduct a fresh review of our compensation program.
Following the Fall 2024 round of shareholder engagement, the engagement team, led by our Independent Board Chair conducted a second round of shareholder engagement meetings to solicit additional feedback on our executive compensation and governance practices.

44   |   COHERENT PROXY STATEMENT 2025

ENGAGEMENT SCOPE
•
Contacted 27 investors representing -80% of shares outstanding

•
Met with 7 investors representing 44% of shares outstanding

•
Independent directors attended 85% of shareholder meetings

SHAREHOLDER FEEDBACK
Feedback from shareholders who met with us continued to focus on the value of the cash severance payment relative to salary and target bonus, with shareholders who voted against our executive compensation proposal reaffirming that it was the key driver behind their voting considerations. Shareholders viewed positively and expressed support for the Committee’s commitment to cap future cash severance payments at no greater than three times base salary and target cash incentive and confirmed that this responsiveness action was sufficient to address their concerns.
Some shareholders focused on the effectiveness of the Board’s CEO succession planning and requested a greater level of transparency around how the Board oversees this process.
All shareholders who engaged with us viewed favorably our compensation philosophy and structure of our annual compensation program. However, several shareholders expressed concern about the lack of disclosure regarding the actual TSR performance results used to determine payouts under the long-term equity performance program. In response, we addressed this feedback through the enhanced disclosure in this year’s proxy statement as further described below.
The table below summarizes these feedback themes and the details of the Board’s and the Compensation and Human Capital Committee’s responsive actions.
WHAT WE HEARD – KEY THEMES	WHAT WE DID
Magnitude of the former CEO’s cash severance, which exceeded 3x base salary and target bonus	• The Compensation and Human Capital Committee commits to cap all go-forward cash severance payments provided to executives to no more than 3x base salary plus target bonus.
Lack of disclosure of the achieved relative TSR results under our long-term incentive program	• We disclosed the achieved three-year total shareholder return level achievement associated with the 2023 PSUs, which vested at the end of fiscal 2025. Please see Page 55.
Board oversight of executive succession planning
•
The Board maintains an active and robust CEO and executive-level succession planning process.

•
In response to our shareholder feedback, this year’s proxy reflects an expanded disclosure regarding our Board’s oversight process of the CEO and executive succession planning.

We are grateful for the candid perspectives conveyed by our shareholders and believe our responsive actions directly address these concerns. We look forward to maintaining our practice of shareholder engagement as we continue on our journey to capitalize on the tremendous innovation and growth opportunities ahead of us to create shareholder value.

COHERENT PROXY STATEMENT 2025   |   45

II. COMPENSATION PHILOSOPHY AND OBJECTIVES

Pay-for-performance:
We aim to incentivize our executive
officers by creating a strong link
between their performance and
compensation. We therefore base
a significant portion of the total
compensation packages we provide to our executive officers on measures that reflect both our short- and long-term goals and performance, as well as the executive officer’s individual performance and impact on shareholder value.

Alignment of executive officers’
interests with those of Coherent
and its shareholders:
Equity-based compensation
constitutes a significant portion of
our executive officers’ overall
compensation opportunity. The
Committee uses equity as the
form of long-term incentive
opportunities in order to
incentivize and reward executive
officers to (i) achieve multi-year
strategic goals and (ii) deliver
sustained long-term value
to shareholders.

Competitive compensation to
attract and retain talent:
To manage our business and
carry out our strategy, we seek
high-caliber executive officers
and managers who have broad range of experience, expertise,
capabilities and backgrounds.
In recruiting our executive officers
and determining competitive pay
levels, the Committee references
the amounts and compensation
structures of executive officers in
the companies in our
compensation peer group and in
industry surveys and utilizes the
services of an independent
compensation consultant.

III. COMPONENTS OF OUR COMPENSATION PROGRAM
FISCAL YEAR 2025 TARGET PAY MIX
The target pay mix supports the core principles of Coherent’s executive compensation philosophy of pay for performance and aligning executive officers’ interests with those of Coherent and its shareholders, by emphasizing both short- and long-term incentives. The Committee consistently aligns the executive officer total compensation with the Company’s strategic priorities to drive execution of our strategy.
The Committee selected the components of compensation set forth in the chart below to achieve Coherent’s executive compensation program objectives. The Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with the compensation philosophy and objectives, and that each respective component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s compensation is variable and at-risk, with a meaningful portion based on Coherent’s financial performance.

46   |   COHERENT PROXY STATEMENT 2025

Element	Description	Additional Detail
Base Salary	Fixed cash compensation. Determined based on each executive officer’s role, individual skills, experience, performance, and external market value.	Base salaries are intended to provide stable compensation to executive officers, enabling Coherent to attract and retain skilled executive talent and maintain a stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities
Variable cash compensation based on the level of achievement of pre-determined annual corporate goals.
Primary executive officer program: Goals Results Incentive Program (“GRIP”) (significantly larger proportion of total opportunity for NEOs)
Broad program in which both executive and eligible non-executive employees participate: Bonus Incentive Program (“BIP”) (significantly smaller proportion of total opportunity for NEOs)
Cash incentive payouts range from zero for below-threshold performance and are capped at a maximum of 200% of each NEO’s target opportunity.
To earn any credit toward a payout, performance against the corporate objectives must exceed a threshold performance level.
Annual cash incentive opportunities are designed to ensure that executive officers are motivated to achieve Coherent’s annual goals; with payout levels determined based on actual financial results.
Long-Term Incentives: Annual Equity-Based Compensation
Variable equity-based compensation.
PSUs: Performance share units with three-year cliff vesting. For fiscal year 2025 grants, the vesting is tied to relative TSR performance.
RSUs: Restricted stock units with three-year ratable annual vesting tied to continued service through each annual vesting date.
Designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers.
BASE SALARY
Base salaries provide fixed compensation to Coherent’s executive officers and help to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements, and the competitive market for the position.
For newly hired executive officers, the Committee establishes initial base salaries at the time the executive officer is hired, considering the position and the executive’s experience, qualifications, and the competitive market.

COHERENT PROXY STATEMENT 2025   |   47

From time to time, the Committee considers and approves base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include change in the competitive market, change of role or responsibilities, recognition for achievements or market trends.
NEO	Fiscal Year 2024 Annualized Base Salary ($)	Fiscal Year 2025 Annualized Base Salary ($)	% Change
James R. Anderson	1,060,000	1,060,000	0.0
Sherri Luther1	NA	625,000	NA
Rob Beard1	NA	660,000	NA
Julie Eng	482,250	501,540	4.0
Giovanni Barbarossa	635,000	660,400	4.0
Richard Martucci	350,000	364,000	4.0

1.
Ms. Luther was appointed Chief Financial Officer, effective October 11, 2024 and Mr. Beard was appointed Chief Legal and Global Affairs Officer, effective October 21, 2024.

ANNUAL CASH INCENTIVE PROGRAMS
The annual incentive programs for executive officers are cash-based plans that reward our NEOs for the achievement of key short-term objectives. The structure of the annual cash programs incentivize NEOs to achieve annual financial results that the Committee views as critical to the execution of our business strategy, with the intent ultimately of increasing shareholder value.
In the Committee’s view, the most senior executive officers have the greatest responsibility for the performance of the Company, and consequently, the annual incentive programs for such executive officers utilize only pre-established objective Company performance measures, with no individual discretionary component.
For fiscal year 2025 the Committee approved two annual cash incentive programs, a primary executive officer program that accounts for the substantial majority of the opportunity (the Goals Results Incentive Program, or GRIP), and a second, smaller program that applies to a broader set of employees of the Company (the Bonus Incentive Program, or BIP). The bulk of the target opportunity is allocated to the primary executive officer program, the GRIP, with 8% of the target opportunity allocated to the broader program, the BIP.
Beginning in fiscal year 2026, the Company is moving to a single consolidated cash incentive program, the Employee Incentive Program (“EIP”) to simplify the annual cash incentive program.
TARGET OPPORTUNITIES
NEO	Fiscal Year 2024 Target Cash Incentive Opportunity (%)	Fiscal Year 2025 Target Cash Incentive Opportunity (%)
Jim Anderson1	NA	150%
Sherri Luther1	NA	85%
Rob Beard1	NA	85%
Julie Eng	75%	85%
Giovanni Barbarossa	85%	85%
Richard Martucci	55%	55%

1.
Mr. Anderson was appointed Chief Executive Officer effective June 3, 2024, Ms. Luther was appointed Chief Financial Officer, effective October 11, 2024 and Mr. Beard was appointed Chief Legal and Global Affairs Officer, effective October 21, 2024.

48   |   COHERENT PROXY STATEMENT 2025

GOALS RESULTS INCENTIVE PROGRAM (GRIP)
The Committee believes that certain financial measures are key performance indicators of the present and future prospects of our business and key drivers of shareholder value, and selected the following two financial measures, equally weighted at 50% of the total GRIP opportunity, for use in this primary executive officer annual cash incentive program:
•
Revenue (50%): The Committee selected Revenue as a measure as it focuses management on the critical strategic priority of generating top line growth, and is a leading indicator of corporate performance and value creation.

•
Adjusted EBITDA (50%): The Committee selected this metric in order to focus executive officers on the critical strategic priority of improving operating profitability. In addition, it is an important measurement of the Company’s liquidity and leverage ratio, which are key to our debt repayment strategy. The Committee believes these metrics provide a clear line of sight into how achieving operating goals drives Coherent performance and long-term shareholder value.

For the purposes of the GRIP incentive, revenue is defined as the amount reported in our audited financial statements. EBITDA is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization. Adjusted EBITDA excludes non-GAAP adjustments for share-based compensation, certain restructuring, integration, and transaction expenses, and the impact of foreign currency exchange gains and losses. Restructuring charges include severance, non-cash impairment charges for production assets and improvements on leased facilities, and other costs related to the restructuring plans. Integration, site consolidation and other costs include retention and severance payments, expenses not included in restructuring charges related to site closures as well as other integration costs related to the acquisition of Coherent, Inc. Start-up costs in operating expenses were related to the start-up of new devices for new customer applications.
For more information on the non-GAAP measures we use for our compensation performance metrics and how such non-GAAP measures are calculated, please see the earnings press release furnished with our Current Report on Form 8-K filed with the SEC on August 13, 2025. For a reconciliation of these non-GAAP measures to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see the Appendix hereto.
Adjusted EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance whether (i) items excluded from the non-GAAP financial measures will occur in the future or (ii) there will be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
THRESHOLD, TARGET AND MAXIMUM PERFORMANCE LEVELS
The Committee set the fiscal year 2025 threshold, target and maximum performance levels for the performance metrics.
The Committee developed the performance metric targets in conjunction with our fiscal year 2025 business plan. In setting these goals, the Committee took into account various factors, including forecasted growth levels for the global economy, for the geographic areas where the Company operates and for our product markets. These goals were rigorous, requiring strong performance and accounted for relevant opportunities and risks.
After setting the targets, the Committee also set the threshold and maximum performance levels for Revenue and Adjusted EBITDA metrics, with the threshold level set at 75% and the maximum level of performance at 115% of target, a level that presented a significant challenge requiring exceptionally strong performance.

COHERENT PROXY STATEMENT 2025   |   49

PAYOUT LEVELS
Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. The Committee defined payout curves for the Revenue metric and the Adjusted EBITDA metric which set out the amount to be paid depending on actual performance. A failure to reach the threshold level on either metric would result in a zero payout. Achievement above the maximum level is capped at the maximum payout of 200% of target.
FISCAL YEAR 2025 ACHIEVEMENT
Performance Metric	Relative Weighting (%)	Threshold 75% of target payout ($ million)	Target 100% of target payout ($ million)	Maximum 200% of target payout ($ million)	Actual Achievement ($ million)	Weighted Payout (%)
Revenue	50	4,036.5	5,382.0	6,189.3	5,810.1	170%
Adjusted EBITDA	50	897.7	1,196.9	1,376.4	1,350.4	170%
Total Weighted Payout						170%
PAYOUT DETERMINATION
In the first quarter of fiscal year 2026, the Committee certified achieved performance levels relative to the targets to determine the respective payout levels.
The total payout under the GRIP annual cash incentive program for each NEO for fiscal year 2025 is reflected in the table below.
NEO	Fiscal Year 2025 Base Salary ($)	Fiscal Year 2025 GRIP Target Cash Incentive Opportunity (as a % of Base Salary) (%)	Target Incentive ($)	Performance Attainment (%)	Total Fiscal Year 2025 GRIP Cash Incentive Payout Amount ($)
Jim Anderson	$1,060,000	142	$1,505,200	170	$2,558,840
Sherri Luther	$625,000	77	$481,250	170	$818,125
Rob Beard	$660,000	77	$508,200	170	$863,940
Julie Eng	$501,540	77	$386,186	170	$656,516
Giovanni Barbarossa	$660,400	77	$508,508	170	$864,464
Richard Martucci	$340,108	47	$159,851	170	$254,082

50   |   COHERENT PROXY STATEMENT 2025

BROAD-BASED EMPLOYEE BONUS PROGRAM (BIP)
As discussed above, through fiscal year 2025 the Company maintained a second annual cash incentive program, the Bonus Incentive Program, or BIP. Most of Coherent’s full-time employees, including NEOs, are eligible to participate in this program, which we believe incentivizes and aligns the interests of the broader employee base with that of our shareholders. For the NEOs, of the total annual cash incentive opportunity described above, 8% is allocated to the BIP. In part due to the broader participation of employees, the BIP utilizes quarterly payouts and quarterly cumulative year to date measurement periods, with a true up after year end.
The Committee believes that Adjusted EBITDA is a key performance indicator of the present and future prospects of our business and, as such, serves as the sole metric in the BIP. The Committee also believes this metric focuses the NEOs on the critical strategic priority of improving operating profitability. In addition, it is an important measurement of the Company’s liquidity and leverage ratio, which are key parts of our debt repayment strategy.
The total annual cash incentive opportunity of the NEOs (e.g. the percentage of base salary) is spread across the GRIP and the BIP, with the majority being allocated to the GRIP and 8% being allocated to the BIP (e.g., 47% plus 8% equal to the total of, for example, 55%). The Committee views the annual cash incentive opportunity as a whole, including the allocation to the performance metrics across both programs as there is no overlap.
The Committee set the fiscal year 2025 threshold target and maximum performance hurdles and payout levels for Adjusted EBITDA to be consistent with Adjusted EBITDA performance hurdles under the GRIP incentive.
For the first three quarters of the year, if performance achievement translates into a payout, the Company pays 75% of the corresponding attainment based on the year-to-date actual performance as a percentage of the year-to-date budget amount. After the fourth quarter, the Committee determines the total full year achievement and full year payout.
For the full fiscal year 2025 Adjusted EBITDA was $1,350.4 million, which represents 112.8% of the target, and was the payout percentage applicable to the target opportunity of 8% of base salary under the BIP.
The table below reflects total payouts under the BIP annual cash incentive program for each NEO for fiscal year 2025.
NEO	Fiscal Year 2025 Base Salary ($)	Fiscal Year 2025 BIP Target Cash Incentive Opportunity (as a % of Base Salary) (%)	Target Incentive ($)	Performance Attainment (%)	Total Fiscal Year 2025 BIP Cash Incentive Payout Amount ($)
Jim Anderson	$1,060,000	8	$84,800	112.8%	$95,718
Sherri Luther	$625,000	8	$50,000	112.8%	$56,438
Rob Beard	$660,000	8	$52,800	112.8%	$59,598
Julie Eng	$501,540	8	$40,123	112.8%	$45,289
Giovanni Barbarossa	$660,400	8	$52,832	112.8%	$59,634
Richard Martucci	$340,108	8	$27,209	112.8%	$28,696

COHERENT PROXY STATEMENT 2025   |   51

LONG-TERM INCENTIVES
The third and largest component of the Coherent executive compensation program is long-term equity incentives. Long-term equity incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Committee designed the long-term incentive opportunity to motivate and reward Coherent’s executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of Coherent’s shareholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed over the required term, and they foster an ownership culture among Coherent’s executive officers by making them shareholders with a personal stake in the value they create.
EQUITY VEHICLES AND MIX: PSUS AND RSUS
The mix of long-term incentives granted to the NEOs in fiscal year 2025 is shown below:
Equity Vehicle	Fiscal Year 2025 Allocation	Vesting Period	How Value is Delivered	Rationale for Use
PSUs	60%	3-year cliff	Fiscal Year 2025-2027 Relative TSR (100%) measured against S&P Composite 1500 – Electronic Equipment Instruments & Components Index	• TSR ties executive officer compensation to shareholder value creation • Use of relative TSR incentivizes outperformance relative to the industry index
RSUs	40%	3-year ratable annual vesting	Value of stock	• Aligns with shareholders • Promotes retention
The Committee structured the mix of equity vehicles and the relative weight assigned to each type of award for the following reasons: 1) to motivate relative stock price outperformance over the long term through the PSUs, and 2) to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even during periods of stock price underperformance, while also reinforcing an ownership culture and commitment to Coherent.
LONG TERM INCENTIVE OPPORTUNITIES
The Committee established long-term incentive opportunities for Mr. Anderson, Ms. Luther and Mr. Beard in conjunction with the commencement of their employment. The Committee established long-term incentives for the other NEOs in August 2024. In setting long-term incentive opportunities, the Committee considering the following:
•
the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies;

•
individual performance and criticality of, and expected future contributions of the NEO;

•
time in role, skills and experience; and

•
retention considerations.

52   |   COHERENT PROXY STATEMENT 2025

FISCAL YEAR 2025 GRANTS OF PSUS AND RSUS
As described above, the Committee established the mix of equity vehicles for fiscal year 2025 as 60% PSUs / 40% RSUs for Mr. Anderson and the other NEOs. Mr. Anderson did not receive any additional long-term incentive awards in August 2024 as those were included in his initial grant at the time he was hired by the Company.
To determine the target number of PSUs and RSUs, the approved target value for the long-term incentive opportunities as approved by the Committee is divided by the closing stock price on the grant date. The resulting number of shares is then allocated between PSUs and RSUs based on the approved award mix.
The PSUs issued in fiscal year 2025 had a three-year performance period, beginning July 1, 2024 and ending June 30, 2027. The Committee approved relative Total Shareholder Return (TSR) as the performance metric for the fiscal year 2025-27 performance period, which measures Coherent’s TSR relative to companies in the S&P Composite 1500 — Electronic Equipment, Instruments & Components Index.
•
By comparing Coherent’s performance to that of similar companies facing comparable conditions, the metric is designed to reward NEOs for delivering shareholder returns that equal or exceed industry peers. The Committee determined to use percentile rank as it aligns with the prevailing practice among our peer group and incentivizes successful execution of strategic initiatives to achieve relative outperformance.

•
The Committee selected the S&P Composite 1500 — Electronic Equipment, Instruments & Components Index as the relevant index because it comprises a large set of comparable companies that are similar in size to Coherent.

The actual number of PSUs earned will be determined based on Coherent’s percentile rank relative to the TSRs of the companies in the index, as outlined in the table below.
Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile and above	200%
Linear interpolation will be used to determine payout levels if the actual performance falls between threshold and target performance levels and target and maximum. To achieve a threshold payout, TSR must rank at or above the 25th percentile. The number of PSUs earned is capped at 100% of target if Coherent’s absolute TSR is negative, regardless of relative performance.
The Committee views the use of the TSR metric as appropriate, as it directly links executive compensation to shareholder value creation and aligns the interests of executive officers with those of Coherent and its shareholders. It also ensures that PSUs are more closely tied to performance across varying economic cycles.
The PSUs cliff vest at the end of the three-year performance period, without interim vesting opportunities. The RSUs vest ratably over a three-year period in equal annual installments.

COHERENT PROXY STATEMENT 2025   |   53

FISCAL YEAR 2025 GRANTS
NEO	Target Value4 ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)
Jim Anderson1	—	—	—	—	—
Sherri Luther2	$17,400,000	$10,440,000	118,583	$6,960,000	79,056
Rob Beard2	$9,250,000	$5,500,000	58,631	$3,700,000	39,088
Julie Eng3	$3,500,000	$1,500,000	19,301	$2,000,000 3	26,167
Giovanni Barbarossa	$2,600,000	$1,560,000	20,073	$1,040,000	13,382
Richard Martucci3	$3,250,000	$1,500,000	19,301	$1,750,0003	20,514

1.
Mr. Anderson’s fiscal year 2025 long-term incentive awards were included in his initial grant at the time he was hired by the Company in June 2024.

2.
Ms. Luther and Mr. Beard did not begin employment with the Company until October 2024. Please see “Leadership Transitions” above for more detail on Ms. Luther and Mr. Beard’s inducement awards.

3.
Includes retention grants of $1,000,000 for Dr. Eng and $750,000 for Mr. Martucci respectively as further described below.

4.
Represenst the amounts approved and intended by the Committee, which differ from the grant date fair value reflected in the summary compensation table. The grant date fair value reflected in the summary compensation table is based on the thirty-day trailing average closing price for RSUs and a Monte Carlo simulation calculated in accordance with FASB ASC Topic 718 for PSUs.

To support continuity of the executive leadership team amid significant changes during fiscal year 2025, the Committee approved retention awards to Dr. Eng and Mr. Martucci of $1.0 million and $500,000 respectively. The Committee evaluated a range of retention focused incentives and determined that a three-year RSU grant was the most effective retention award. The retention awards made to Dr. Eng and Mr. Martucci vest ratably over the three-year period beginning on the grant date. Mr. Martucci left the Company prior to the first vest date and did not receive any shares pursuant to this award.
FISCAL YEAR 2023-2025 PSUs
In fiscal year 2023, the Committee granted PSUs with performance-based vesting requirements for the three-year performance period of fiscal years 2023-2025 based on cumulative Relative TSR. The comparator group was the S&P Composite 1500 — Electronic Equipment, Instruments & Components (Industry).
The fiscal year 2023 PSUs were to be earned based on a single metric, Relative TSR — our total shareholder return relative to returns on the S&P Composite 1500 — Electronic Equipment, Instruments & Components (Industry) as described in the following table.
Cumulative rTSR	Payout vs. Target
Below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile by more than 40%	0%
Between 0 and 40% below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	50.00% to 99.99%
Equal to the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100%
Between 0 and 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100.01% to 199.99%1
More than 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	200%1

1.
If there is a negative cumulative rTSR for the performance period, and cumulative rTSR is above Market 50th Percentile, the percentage of the Target Award earned will be capped at 100.00%.

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Based on the three-year performance period ending with fiscal year 2025, Coherent’s TSR was 43.73%, which ranked at the fifty-third percentile relative to the comparison index. In accordance with the payout scale described above, the Committee reviewed and certified that the PSUs for the fiscal 2023-2025 performance period were earned at 108% of target. The Committee then applied this payout percentage to the target number of PSUs originally granted to determine the numbers of PSUs earned, which were as follows:
NEO1	Fiscal PSUs Granted (#)	Total PSUs Earned (#)
Julie Eng	4,048	4,371
Giovanni Barbarossa	16,959	18,315
Richard Martucci	1,157	1,249

1.
Mr. Anderson, Ms. Luther, and Mr. Beard joined the Company in 2024 and did not participate in the 2023-2025 PSUs.

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IV. COMPENSATION DETERMINATION PROCESS AND GOVERNANCE
Coherent assesses the effectiveness of the executive compensation program on an ongoing basis and reviews risk mitigation and governance matters, which includes the following best practices:
What We Do
Pay for Performance	The majority of total compensation opportunity for our NEOs is variable and at-risk.
Balance Short- and Long-Term Compensation	The allocation of incentives among the annual incentive programs and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.
Combination of Balanced Performance Metrics	We use a diverse set of financial performance metrics in our annual incentive programs for executive officers.
Independent Compensation Consultant	Our Committee has engaged an independent compensation consultant to provide information and advice for use in designing our executive compensation program.
Peer Data	We develop a peer group of companies based on industry, revenue, and market capitalization to reference for compensation decisions.
Cap Bonus Payouts; Fixed Equity Grants	Our annual incentive programs have an upper limit on the amount of cash that may be earned. The maximum number of PSUs that may be earned is fixed at the time of grant.
Double Trigger Change-in-Control Provisions
If there is a change in control, outstanding equity awards that are assumed by a buyer will vest only if there is both a change-in-control and an involuntary termination of employment (a “double trigger”).

Stock Ownership Guidelines	Our executive officers and directors are required to maintain certain levels of stock ownership.
Annual Say-on-Pay Vote	We conduct an annual advisory say-on-pay vote on our NEO compensation.
Shareholder Engagement	We are committed to ongoing engagement with our shareholders regarding matters such as executive compensation, corporate governance, and sustainability priorities.
Compensation Risk Assessment	We conduct a compensation risk assessment to ensure that our compensation programs do not present any risks that are reasonably likely to have a material adverse effect on the Company.
Clawback Policy	We maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements.

56   |   COHERENT PROXY STATEMENT 2025

What We Don’t Do
No Repricing of Underwater Stock Options	Our equity plan does not permit the repricing of stock options where the strike price exceeds the then-current fair market value without shareholder approval.
No Hedging or Pledging of Company Securities	We prohibit executive officers and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.
No Dividends on Unearned Awards	Under our equity plan, we do not pay dividends or dividend equivalents on shares that a participant has not yet earned or that have not vested.
Limited Perquisites	We do not provide excessive perks or personal benefits to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on severance pay to executive officers.
No Guaranteed Bonuses	We do not provide guaranteed performance bonuses to our executive officers in our regular annual program.
No Backdating or Discounting Stock Options	We do not backdate stock options or provide discounted stock options.
ROLE OF THE COMMITTEE
The Committee establishes the compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews the compensation of the NEOs and recommends it for approval by the Board of Directors.
The Committee structures the executive compensation program to accomplish articulated compensation objectives in light of the compensation philosophy described above.
In accordance with its charter, the Committee establishes total compensation for the CEO (generally at the beginning of the fiscal year). The Committee established Mr. Anderson’s fiscal year 2025 total compensation when he was hired in June 2024. The Committee reviews and evaluates the performance of the CEO and develops base salary and incentive compensation recommendations for the Board to consider. The CEO did not play any role with respect to any matter affecting his own compensation and was not present when the Committee discussed and formulated its recommendation for his compensation.
With the input of the CEO, the Committee also established the compensation for all the other executive officers. As part of this process, the CEO evaluated the performance of the other executive officers and made recommendations to the Committee regarding the compensation of each executive officer. The Committee gave significant weight to the CEO’s recommendations considering his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by Mr. Anderson. Nevertheless, the Committee and the Board made the ultimate determinations regarding the compensation for the executive officers.
Pursuant to its charter, the Committee is permitted to delegate its authority to the CEO to make certain equity grants to employees who are not Section 16 officers, its administrative duties with respect to certain retirement plans, and the development of agendas and minutes.
ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
The Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities. The Committee has the power to retain an independent compensation consultant to assist in the performance of its duties and responsibilities.

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The Committee historically retained the services of Aon plc as its independent compensation consultant. In June 2025, the Committee retained Compensia, Inc. (“Compensia”) as its new independent compensation consultant to provide the Committee with a fresh perspective as it worked to evaluate Coherent’s executive compensation program and develop responsiveness actions following the 2024 advisory executive compensation vote outcome. Both Aon and Compensia reported directly to the Committee, and the Committee had the sole authority to retain, terminate and obtain the advice of independent advisors at Coherent’s expense. Representatives of Aon and Compensia, as applicable, met informally with the Chair of the Committee and formally with the full Committee during its regularly scheduled meetings, including in executive session without management present from time to time.
In fiscal 2025, the Committee worked with Aon to develop a compensation peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization, assess compensation risk, and review other market practices and trends and regulatory developments. While the Committee took into consideration the review and recommendations of Aon when making decisions about the executive compensation program, ultimately, the Committee made its own independent decisions about compensation matters.
The Committee assessed the independence of Aon and Compensia pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors set forth by the SEC and the NYSE with respect to a compensation consultant’s independence, including the fact that neither consultant provided other services to the Company. The Committee also considered the nature and amount of work performed for the Committee and the fees paid for those services in relation to each firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Committee concluded that there were no conflicts of interest, and that each of Aon and Compensia is independent.
EXECUTIVE COMPENSATION COMPETITIVE MARKET INFORMATION
Each year, the Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation to ensure its continued appropriateness.
In making determinations about executive compensation, the Committee believes that obtaining relevant market data is important, because it serves as a reference point for making decisions and provides very helpful context. When making decisions about the structure and component mix of the executive compensation program, the Committee considers the structure and components of, and the amounts paid under, the executive compensation programs of other comparable peer companies, as derived from public filings and other sources.
The Committee, with the assistance of Aon, its independent compensation consultant at the time, developed a peer group in the second half of fiscal year 2024. The criteria used to determine the peer group generally included: companies in the electronic components sector; revenue in the range of approximately 1/3 to 3 times Coherent’s revenue; and market capitalization in the range of 1/3 to 3 times Coherent’s market capitalization.
Based on these criteria and considerations, the peer group selected for decisions relating to fiscal year 2025 executive compensation, as approved by the Committee, consisted of the following 23 companies, which were the same as the peer group used in the prior year:

58   |   COHERENT PROXY STATEMENT 2025

Fiscal Year 2025 Peer Group
AMETEK, Inc. (AME)	Keysight Technologies, Inc. (KEYS)	Rockwell Automation, Inc. (ROK)
Arista Networks, Inc. (ANET)	KLA Corporation (KLAC)	Skyworks Solutions, Inc. (SWKS)
Ciena Corporation (CIEN)	L3Harris Technologies, Inc. (LHX)	Teledyne Technologies (TDY)
Corning Incorporated (GLW)	Littelfuse (LFUS)	Teredyne (TER)
Eaton Corporation plc (ETN)	Lumentum Holdings, Inc. (LITE)	Trimble Inc. (TRMB)
Entegris, Inc. (ENTG)	MKS Instruments, Inc. (MKSI)	Wolfspeed, Inc. (WOLF)
Illinois Tool Works Inc. (ITW)	ON Semiconductor Corporation (ON)	Zebra Technologies Corporation (ZBRA)
IPG Photonics Corporation (IPGP)	Qorvo, Inc. (QRVO)
Based on the financial data as of June 30, 2024 used to review the peer group, Coherent’s revenue ranked at the 56th percentile relative to the peer group.
The Committee believes that the peer group’s compensation practices provide appropriate compensation reference points for determining the fiscal year 2025 compensation for Coherent’ s NEOs. Consistent with best practices for corporate governance, the Committee intends to review the peer group annually.
V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES
We generally provide our NEOs the same benefits we provide to all employees, including certain health and welfare benefits and a 401(k) retirement savings plan. In addition, we provide our NEOs with certain additional benefits intended to be competitive with the practices of companies in our peer group.
401(k) Plan. The Company maintains the Coherent Corp. 401(k) Profit Sharing Plan (the “401(k) Plan”), which covers substantially all U.S. employees of the Company, including the NEOs. The 401(k) Plan is a voluntary contributory plan under which employees may elect to defer compensation. The Company makes matching contributions up to 4% of the employee’s individual earnings, subject to limitations under federal tax rules. Additionally, the Company may make discretionary profit-sharing contributions for employees under the 401(k) Plan, and the Company made such contributions to certain employees for the most recent fiscal year. Company contributions to NEO accounts under the 401(k) Plan are set forth in the “All Other Compensation” column of the Summary Compensation Table.
Deferred Compensation. The Coherent Corp. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and certain other employees of the Company to defer receipt of compensation for retirement or other qualified purposes. The Deferred Compensation Plan provides the NEOs the opportunity to defer compensation when they are not able to take full advantage of the 401(k) Plan because of tax rules limiting contributions. In addition, the Company makes matching contributions under the Deferred Compensation Plan to make up for the limitations on matching contributions under the 401(k) Plan that are imposed by tax rules. For a description of the Deferred Compensation Plan and more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative.
Severance and Change in Control. To enable us to offer competitive total compensation packages to our senior leaders, including our executive officers, as well as to promote their ongoing retention when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to such employees, including the NEOs, upon the occurrence of specified events, including upon involuntary termination and upon certain terminations in connection with a change in control of the Company.

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Executive Severance Plan. The Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees of the Company. The Executive Severance Plan also contains certain non-duplication provisions such that the severance payments and benefits under the Executive Severance Plan are offset or reduced by any severance payments and benefits that otherwise would be received by an executive under the terms of any other agreement, policy, or plan maintained by the Company that provides for severance benefits. Existing equity awards generally vest on an accelerated basis in the event of death, disability, or retirement. If any such equity awards were performance-based awards, the proportion of such awards that vest is generally pro rata based on the months employed during the relevant performance period. For grants made in August 2024 and thereafter, such awards will vest on an accelerated basis only in the event of death or disability, and otherwise will be forfeited. A summary description of the Executive Severance Plan is included in the “Potential Payments upon Change in Control and Employment Termination” section of this Proxy Statement.
Change in Control. The Committee believes that the long-term interests of Coherent shareholders are best served by providing reasonable income protection for senior leaders, including our NEOs, to address potential change in control situations in which they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. These are “double trigger” arrangements — i.e., severance benefits under these arrangements are only triggered by a qualifying event that also resulted in the executive’s termination of employment under certain specified circumstances within six months before or two years following the event.
In case of a change in control of the Company, if an award is assumed by the new company, and if the participant’s employment is involuntarily terminated, without cause or with good reason, within six months before or two years of the change in control, then the award will vest in full, with performance-based awards vesting at the greater of target or actual performance. The Company does not provide tax gross-ups on any excise taxes that may be triggered by change in control payments.
For additional information on payments on termination of employment or change in control, please refer to the “Potential Payments upon Change in Control and Employment Termination” section of this Proxy Statement.
Employment Agreements. Mr. Anderson has an offer letter that provides for severance benefits. A summary description of Mr. Anderson’s severance benefits is included in the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement.
Health and Welfare Benefits. Coherent offers broad-based medical, dental, vision, life, and disability plans to all employees.
Perquisites and Other Personal Benefits. The Company provides limited perquisites or personal benefits to its NEOs. The perquisites and personal benefits summarized above were provided because Coherent believed that they supported executive officers, served a necessary business purpose, and the related amounts of compensation were not material to the overall executive compensation program. The costs of these items are reported in the Summary Compensation Table.
Employee Stock Purchase Plan. Pursuant to our employee stock purchase plan, our employees, including each of our NEOs, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders.
CLAWBACK POLICY
In accordance with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder, and the listing standards of the New York Stock Exchange, the Company adopted a Compensation Recovery (“Clawback”) Policy to comply with the same as of October 2, 2023 (the “Clawback Policy”). The Clawback Policy requires the Company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The Clawback Policy supersedes and replaces the Company’s prior compensation recovery policy for incentive-based compensation received from and after October 2, 2023. Under that prior policy, which still applies to incentive-based compensation received before October 2, 2023, if the Company must restate its financial statements due to material

60   |   COHERENT PROXY STATEMENT 2025

non-compliance with any financial reporting requirements, any current or former executive officer or other employee of the Company (i) who received incentive compensation based on financial information that is subject to restatement, and (ii) whose gross negligence, fraud or misconduct caused or contributed to the non-compliance resulting in the restatement, would be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the restatement. In addition, if the Board in its sole judgment determines that the gross negligence, fraud or misconduct by a current or former executive officer or other employee caused or contributed to the need for the restatement, then under the prior policy such person would be required to repay the net profits realized from any sales of shares of Common Stock that were received as incentive compensation based on the restated financial statements.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
The Committee believes that Coherent and its shareholders are best served when executive officers manage the business with a long-term perspective. As such, Coherent has implemented executive stock ownership guidelines, as Coherent believes stock ownership is an important tool to strengthen the alignment of interests among executive officers and shareholders, to reinforce executive officers’ commitment to Coherent and to demonstrate Coherent’s commitment to sound corporate governance. For purposes of the guidelines, stock held and time-based RSUs count; unexercised options, vested and unvested options and unearned performance-based shares or units do not count. This policy requires our CEO to own Common Stock and RSUs having an aggregate value of at least three times his annual base salary, and our other executive officers to own Common Stock and RSUs having an aggregate value at least equal to their annual base salary. The guidelines have a phase-in period to allow newly hired or promoted executives to acquire the requisite share levels over a period of three years. All of our current NEOs are in compliance with our stock ownership guidelines or fall within the period to attain the guideline level of stock ownership.
Executive Officer	Multiple of Base Salary Requirement
Chief Executive Officer	Three times
Other Executive Officers	One time
ANTI-HEDGING AND ANTI-PLEDGING POLICY
To further demonstrate the Company’s commitment to align the interests of our officers and directors with those of our shareholders, the Board has adopted a policy which prohibits hedging or pledging of Company stock by members of our Board and executive officers, including a prohibition on holding shares in a margin account.
RISKS IN COMPENSATION PROGRAMS AND PRACTICES
The Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take excessive risks or emphasize short-term results at the expense of long-term shareholder value. Based on its review, the Committee believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
TIMING OF EQUITY AWARDS
Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly Compensation and Human Capital Committee meetings whenever practicable, and the awards are granted in accordance with our equity grant policies and processes. In addition, the Committee approves the annual equity refresh grants, including performance-based awards, in the first quarter of each year. However, the Committee may otherwise approve the grant of

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equity awards outside of a pre-scheduled meeting in connection with a new hire, promotion, and other circumstances where our Committee deems it appropriate to make such grants.
TAX CONSIDERATIONS: SECTION 162(M)
Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any given year. While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.
ACCOUNTING FOR STOCK-BASED COMPENSATION
We follow Financial Accounting Standards Board ASC Topic 718 for our stock-based compensation awards. In accordance with ASC Topic 718, stock-based compensation cost is measured at the grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.
FISCAL YEAR 2026 PROGRAM UPDATES
Beginning in fiscal year 2026 we are moving to a single annual incentive program called the Employee Incentive Program (EIP). The EIP replaces the GRIP and BIP for the NEOs and the Committee believes that having one annual cash incentive program is an effective way to unite the Company to progress on key strategic achievements.
The target opportunity under the EIP is the combination of the GRIP and BIP target opportunities. The EIP performance metrics for fiscal year 2026 are Revenue and Adjusted EBITDA.

62   |   COHERENT PROXY STATEMENT 2025

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee has:
(1)
reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)
based on the review and discussions referred to in paragraph (1) above, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report of the Compensation and Human Capital Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
Compensation and Human Capital Committee
Michelle Sterling, Chair
Steve Pagliuca
Elizabeth A. Patrick
Sandeep Vij
Howard H. Xia

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SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of the NEOs for the fiscal years 2025, 2024 and 2023 discussed in this proxy document. All footnote references and explanatory statements relate to fiscal year 2025, unless otherwise noted.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)1,2	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)3	All Other Compensation ($)4	Total ($)
James R. Anderson5 Chief Executive Officer and President	2025	1,060,000	—	—	2,654,558	8,377	3,722,935
	2024	81,538	100,915,375	—	—	500,096	101,497,009
Sherri Luther6 Chief Financial Officer and Treasurer	2025	435,096	28,692,017	—	874,563	516,953	30,518,629
Rob Beard6 Chief Legal and Global Affairs Officer and Secretary	2025	444,231	13,173,670	—	923,538	36,372	14,577,811
Julie Eng Chief Technology Officer	2025	497,831	4,222,174	—	701,805	22,139	5,443,949
Giovanni Barbarossa Chief Strategy Officer	2025	655,515	3,351,054	—	917,223	59,550	4,983,342
	2024	635,000	2,283,441	—	188,388	58,292	3,165,122
	2023	635,000	4,330,141	—	33,840	53,442	5,052,423
Richard Martucci7 Former Interim Chief Financial Officer and Treasurer	2025	340,108	3,972,242	—	282,778	171,502	4,766,630
	2024	485,000	754,083	—	109,538	25,400	1,374,021

1.
Represents the aggregate grant date fair value of RSUs, and PSUs awarded by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2025. For RSUs, the grant date fair value was computed based on the closing price of the Common Stock on the date of grant, multiplied by the number of shares awarded.

2.
The grant date fair value of the PSU awards included in this column was calculated based on the estimate of aggregate compensation expense to be recognized over the service period. For the fiscal year 2025 PSUs, which have a single rTSR metric, this was calculated based on a Monte Carlo simulation fair value as of the grant date. This amount was $115.13 per share for the awards granted to the NEOs on August 29, 2024, $172.21 per share for the award granted to Sherri Luther on October 11, 2024 and $159.06 per share for the award granted to Rob Beard on October 21, 2024. Please refer to the Compensation Disclosure and Analysis for the target value approved by the Committee.

3.
Amounts reflect the cash awards earned by our NEOs under our two annual cash incentive programs, the BIP and the GRIP, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement.

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4.
Amounts reflect each of the following items listed below in (a) and (b).

a.
Premiums paid for life and disability insurance and the Company’s contributions under the Company’s 401(k) retirement plan, which is qualified under Section 401(a) of the Code, and the Deferred Compensation Plan, a non-qualified deferred compensation plan for certain management and certain other highly compensated employees. The Company contributions are matching contributions earned in fiscal year 2025 for the 2024 calendar year.

Name	Fiscal Year	Company Matching Contribution to 401k Plan ($)	Company Discretionary Retirement Plan Contribution ($)	Company Contribution to Deferred Contribution Plan ($)
James R. Anderson	2025	7,135	—	—
Sherri Luther	2025	14,635	—	—
Rob Beard	2025	15,811	—	—
Julie Eng	2025	11,789	—	8,027
Giovanni Barbarossa	2025	11,773	30,000	14,213
Richard Martucci	2025	10,772	—	—

b.
For Ms. Luther, a sign-on bonus in the gross amount of $500,000.

5.
Mr. Anderson was a NEO for the first time for fiscal year 2024.

6.
Ms. Luther and Mr. Beard were NEOs for the first time for fiscal year 2025.

7.
Mr. Martucci was a NEO for the first time for fiscal year 2024.

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GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2025
The following table sets forth each annual, non-equity cash incentive award and long-term equity-based award granted to the NEOs in fiscal year 2025.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock (#)3	Grant Date Fair Value of Stock Awards ($)4
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
James R. Anderson	—	—	84,800	169,600	—	—	—	—	—
	—	—	1,505,200	3,010,400	—	—	—	—	—
Sherri Luther	—	—	50,000	100,000	—	—	—	—	—
	—	—	481,250	962,500	—	—	—	—	—
	10/11/2024	—	—	—	59,292	118,583	237,166	—	$20,421,178
	10/11/2024	—	—	—	—	—	—	79,056	$8,270,839
Rob Beard	—	—	52,800	105,600	—	—	—	—	—
	—	—	508,200	1,016,400	—	—	—	—	—
	10/21/2024	—	—	—	29,316	58,631	117,262	—	$9,325,847
	10/21/2024	—	—	—	—	—	—	39,088	$3,847,823
Julie Eng	—	—	40,123	80,246	—	—	—	—	—
	—	—	336,032	672,064	—	—	—	—	—
	08/29/2024	—	—	—	9,651	19,301	38,602	—	$2,222,124
	08/29/2024	—	—	—	—	—	—	12,867	$1,000,023
	02/28/2025	—	—	—	—	—	—	13,300	$1,000,027
Giovanni Barbarossa	—	—	52,832	105,664	—	—	—	—	—
	—	—	508,508	1,017,016	—	—	—	—	—
	08/29/2024	—	—	—	10,037	20,073	40,146	—	$2,311,004
	08/29/2024	—	—	—	—	—	—	13,382	$1,040,049
Richard Martucci	—	—	29,120	58,240	—	—	—	—	—
	—	—	171,080	342,160	—	—	—	—	—
	08/29/2024	—	—	—	9,651	19,301	38,602	—	$2,222,124
	08/29/2024	—	—	—	—	—	—	12,867	$1,000,023
	11/28/2024	—	—	—	—	—	—	7,647	$750,094

1.
These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2025 under our two annual cash incentive programs, the GRIP and the BIP, assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying the awards. The business

66   |   COHERENT PROXY STATEMENT 2025

measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this proxy statement. The aggregate amounts actually paid to our NEOs under these plans for fiscal year 2025 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Additional details regarding the specific pay-outs under each of the plans are provided in the footnotes.
2.
These columns show the range of pay-outs of PSU awards granted to our NEOs in fiscal year 2025 under the Amended and Restated 2018 Omnibus Incentive Plan and Coherent Corp. Omnibus Incentive Plan if threshold, target or maximum goals are achieved. See “Long-Term Incentives” starting on page 52.

3.
This column shows the number of shares underlying the RSU awards granted to our NEOs in fiscal year 2025 under Amended and Restated 2018 Omnibus Incentive Plan and Coherent Corp. Omnibus Incentive Plan. For all NEOs, these awards are subject to annual vesting of one-third of the award over three years.

4.
This column shows the full grant date fair value of the stock awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. See footnotes 1 and 2 to the Summary Compensation Table and Note 14 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2024 for additional information about the assumptions used in determining the grant date fair value of RSUs and PSUs (except that any estimate of forfeitures for service-based conditions have been disregarded).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
This table summarizes the long-term equity-based awards held by our NEOs that were outstanding as of June 30, 2025.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable1	Number of Securities Underlying Unexercised Options (#) Un-exercisable1	Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)2	Market Value of Shares or Units of Stock That Have Not Vested ($)3	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)4	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)3
James R. Anderson	—	—	—	—	98,143	$8,755,337	694,007	$61,912,364
Sherri Luther	—	—	—	—	79,056	$7,052,586	118,583	$10,578,789
Rob Beard	—	—	—	—	39,088	$3,487,040	58,631	5,230,472
Julie Eng	—	—	—	—	43,430	$3,874,390	31,260	$2,788,705
Giovanni Barbarossa	—	—	—	—	61,616	$5,496,763	46,382	$4,137,738
	14,640	—	$35.25	08/18/2027	—	—	—	—
	17,760	—	$49.90	08/28/2028	—	—	—	—
	27,080	—	$36.56	08/28/2029	—	—	—	—
Richard Martucci	—	—	—	—	1,249	$111,423	13,070	$1,165,975

1.
These columns show the number of shares underlying stock options that were outstanding as of June 30, 2025. Generally, awards granted in fiscal year 2017 and later vest over a four-year period, with 25% vesting occurring on each of the first, second, third, and fourth anniversaries of the grant date.

COHERENT PROXY STATEMENT 2025   |   67

2.
This column shows the number of restricted shares or RSUs outstanding as of June 30, 2025, and includes PSUs with a performance period ending on June 30, 2025, which are included in the column after adjustment for performance results. These awards will vest as set forth in the following table:

Name	Shares Vesting in Aug. 2025	Shares Vesting in Oct. 2025	Shares Vesting in Feb. 2026	Shares Vesting in June 2026	Shares Vesting in Aug. 2026	Shares Vesting in Oct. 2026	Shares Vesting in Feb. 2027	Shares Vesting in June 2027	Shares Vesting in Aug. 2027	Shares Vesting in Oct. 2027	Shares Vesting in Feb. 2028	Total Unvested Shares
James R. Anderson	—	—	—	49,071	—	—	—	49,072	—	—	—	98,143
Sherri Luther	—	36,877	—	—	—	36,877	—	—	—	5,302	—	79,056
Rob Beard	—	13,029	—	—	—	13,029	—	—	—	13,030	—	39,088
Julie Eng	12,309	—	4,433	—	9,161	—	4,433	—	4,289	—	—	39,059
Giovanni Barbarossa	23,659	—	—	—	15,180	—	—	—	4,462	—	—	43,301
Richard Martucci	—	—	—	—	—	—	—	—	—	—	—	—

3.
These values are based on the closing market price of the Common Stock on June 30, 2025, the last trading day of our fiscal year, of $89.21 per share.

4.
This column shows the number of unvested PSUs outstanding as of June 30, 2025, that were granted for fiscal years 2024 and 2025. Based on performance through the end of the last fiscal year these amounts consist of shares underlying awards assuming target performance for fiscal year 2024 PSUs and fiscal year 2025 PSUs. These awards will vest as set forth in the following table, subject to actual performance results for the applicable performance period:

Name	Fiscal Year 2023 PSU Shares Vesting in June 2025	Fiscal Year 2024 PSU Shares Vesting in June 2026	Fiscal Year 2024 PSU Shares Vesting in June 2027	Total Unvested Shares
James R. Anderson	—	—	694,007	694,007
Sherri Luther	—	—	118,583	118,583
Rob Beard	—	—	58,631	58,631
Julie Eng	4,048	11,959	19,301	35,308
Giovanni Barbarossa	16,959	26,309	20,073	63,341
Richard Martucci	1,157	1,811	11,259	14,227

68   |   COHERENT PROXY STATEMENT 2025

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL YEAR 2025
The following table provides information related to the number of shares acquired upon the vesting of restricted stock and/or RSU awards and PSU awards in fiscal year 2025 and the value realized before payment of any applicable withholding tax or broker commissions.
	Option Awards		Stock Awards
	Number of Shares Acquired on exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)1
James R. Anderson	—	—	49,071	3,767,671
Sherri Luther	—	—	—	—
Rob Beard	—	—	—	—
Julie Eng	—	—	12,485	963,374
Giovanni Barbarossa	—	—	54,439	4,066,849
Richard Martucci	2,892	195,946	31,005	2,287,068

1.
The amount in this column equals the gross number of shares or units that vested, multiplied by the closing price of our Common Stock on the applicable vesting date, and includes any amounts that were withheld for taxes.

COHERENT PROXY STATEMENT 2025   |   69

NONQUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2025
This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended June 30, 2025.
Name	Executive Contributions ($)	Registrant Contributions ($)1	Aggregate Earnings (Loss) ($)2	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 30, 2025 ($)3
James R. Anderson	—	—	—	—	—
Sherri Luther	—	—	—	—	—
Rob Beard	—	—	—	—	—
Julie Eng	—	8,027	2,989	—	30,691
Giovanni Barbarossa	—	14,213	12,656	—	105,424
Richard Martucci	—	—	—	—	—

1.
Amounts in this column represent certain matching contributions made under the Deferred Compensation Plan for fiscal year 2025 to make up for IRS limitations on matching contributions under the 401(k) Retirement Savings Plan for calendar year 2024. These amounts were included as fiscal year 2025 compensation under “All Other Compensation” in the Summary Compensation Table.

2.
Aggregate earnings include all changes in value based on performance of deemed investments elected by the NEO under the Deferred Compensation Plan. The Deferred Compensation Plan is administered by a third party and provides for deemed investment options similar to the investment options available under the Company’s 401(k) Retirement Savings Plan, with the exception that amounts under the Deferred Compensation Plan may be invested in Common Stock. Amounts that are deferred into Common Stock must remain invested in Common Stock and must be paid out in shares of Common Stock upon a qualifying distribution event.

3.
Amounts shown in this column were reported in the Summary Compensation Table for previous fiscal years, other than earnings.

The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and certain other employees beyond what is available through the 401(k) Retirement Savings Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of certain performance-based cash incentive compensation and certain equity awards into an account that will be credited with earnings at the same rate as one or more deemed investments chosen by the participant. The Company may make matching contributions and other Company contributions to the Deferred Compensation Plan. A participant’s right to receive benefits under the Deferred Compensation Plan is an unfunded, unsecured right, no greater than the claim of a general creditor of the Company. Any assets that the Company sets aside to pay benefits under the Deferred Compensation Plan are the property of the Company and subject to claims of the Company’s creditors in case of the Company’s insolvency. Participants are eligible to receive distributions from the Deferred Compensation Plan upon a separation from service (as defined in the Deferred Compensation Plan) and may also receive in-service distributions in certain circumstances. They may also elect to receive payments in a lump sum or in annual installments over a specified term of years.

70   |   COHERENT PROXY STATEMENT 2025

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE IN CONTROL
Each of our NEOs is eligible to receive potential benefits and/or payments upon termination of employment and/or change in control.
TREATMENT OF EQUITY AWARDS
The equity award agreements for the NEOs’ outstanding, unvested equity awards — currently comprised only of restricted stock units (“RSUs”) and performance share units (“PSUs”) — include the following vesting treatment upon termination of employment, subject to more favorable treatment under individual agreements or severance plans as described below:
•
Death or Disability: If a NEO dies or becomes disabled, such NEO’s (i) RSUs immediately vest, and (ii) PSUs will generally be prorated, based on the months employed during the performance period, subject to actual performance results for the full performance period.

•
Retirement: If an NEO retires as defined under the Company’s Global Retirement Policy, for awards granted prior to August 2024, such NEO’s (i) RSUs will immediately vest, and (iii) PSUs will generally be prorated, based on the number of months employed during the performance period, subject to actual performance results for the full performance period. To be eligible for these retirement benefits, an NEO would need to be at least age 65 and have served the Company for at least five years. As of June 30, 2025, no NEO was eligible for retirement treatment.

•
Termination without Cause or with Good Reason (Non-Change in Control): If a NEO is terminated by the Company without Cause or by the NEO for Good Reason (other than during the two-year period following a Change in Control), PSUs will generally be prorated, based on the number of months employed during the performance period, subject to actual performance results for the full performance period. No special vesting treatment applies to RSUs in this case.

•
Change in Control (Double-Trigger): If the Company has a Change in Control and the resulting entity assumes, converts or replaces outstanding Company equity awards upon the Change in Control, the equity awards will not accelerate and vest unless, within two years of the date of the Change in Control, the NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason, in which cases unvested awards will fully vest upon such termination of employment. Vesting of PSUs in each case will be based on the greater of (x) an assumed achievement of all relevant performance goals at the “target level” and (y) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control. Because vesting requires the occurrence of two events, a Change in Control followed by an involuntary employment termination (as described in this paragraph), this vesting treatment is often referred to as a “double trigger” vesting. If, however, the Company has a Change in Control and the resulting entity does not assume, convert or replace the equity awards, the NEO’s outstanding equity awards will fully vest upon the Change in Control, based on the same assumed performance for PSUs (i.e., greater of target or actual performance).

•
All Other Terminations: Unvested RSUs and PSUs immediately forfeit upon any other termination of employment, except as may otherwise be provided in individual agreements or severance plans or as determined by the Compensation and Human Capital Committee in its discretion.

In addition to these standard award agreement vesting terms, special equity vesting terms apply to Mr. Anderson under his May 31, 2024 offer letter (the “Offer Letter”) and to the other NEOs under their Participation Agreements entered under the Company’s Revised Executive Severance Plan (the “Executive Severance Plan”). For Mr. Anderson per his offer letter, as well as the Executive Severance Plan, if the Executive is terminated by the Company without Cause or by the Executive for Good Reason, outstanding equity awards will receive additional vesting based on whether the termination occurs during a CIC Period (defined as the period beginning 6 months before and ending 18 months after a Change in Control), as follows:

COHERENT PROXY STATEMENT 2025   |   71

•
Termination Not During a CIC Period: All outstanding, unvested equity awards with a vesting date within 12 months after the date of termination will fully vest and, if applicable, will remain exercisable for the period set forth in the applicable award agreement. In addition, any vesting tranche of such equity awards that began during employment or during the first 12 months after the date of termination but was not completed by the first anniversary of the date of termination, will vest on a pro-rata basis. The payout for any PSUs will be based on actual performance during the entire performance period and then pro-rated (taking into account the additional 12 months following termination), except that for inducement PSUs under Mr. Anderson’s Offer Letter, performance will be determined on the date of termination and the payout will be the greater of target or actual performance.

•
Termination During a CIC Period: If the termination occurs during a CIC Period, all outstanding, unvested equity awards will become fully vested and, if applicable, will remain exercisable for the period set forth in the applicable award agreement. In the case of any PSUs, vesting will be based on the greater of (i) an assumed achievement of all relevant performance goals at the “target level” and (ii) the actual level of achievement of all relevant performance goals against target measured for the period from the beginning of the relevant performance period through the date immediately preceding the Change in Control.

Receipt of additional equity vesting under Mr. Anderson’s Offer Letter and under the Participation Agreements under the Executive Severance Plan are subject to certain conditions, including that the Executive provide the Company with a release of claims and comply with applicable post-employment covenants, which include protection of confidential Company information, assignment of inventions, non-competition, and non-solicitation of customers and employees.
The following table sets forth the value of each NEO’s accelerated RSUs and PSUs in the event of a termination of employment and/or Change in Control, as if such termination of employment and/or Change in Control had occurred on June 30, 2025, the last day of our fiscal year 2025. The value of the equity awards are based on the closing market price of our common stock on June 30, 2025, the last trading day of the fiscal year, which was $89.21 per share.
NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)1	Total ($)
James R. Anderson	Death/Disability	8,755,337	21,666,611	30,421,948
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	4,712,518	41,789,443	46,501,961
	Termination Without Cause or for Good Reason (change in control)	8,755,337	61,912,364	70,667,702
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	8,755,337	61,912,364	70,667,702

72   |   COHERENT PROXY STATEMENT 2025

NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)1	Total ($)
Sherri Luther	Death/Disability1	7,052,586	3,526,293	10,578,879
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	5,653,773	7,052,497	12,706,270
	Termination Without Cause or for Good Reason (change in control)	7,052,586	10,578,789	17,631,375
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	7,052,586	10,578,789	17,631,375
Rob Beard	Death/Disability1	3,487,040	1,743,520	5,230,561
	Retirement	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	1,965,742	3,486,951	5,452,694
	Termination Without Cause or for Good Reason (change in control)	3,487,040	5,230,472	8,717,512
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	3,487,040	5,230,472	8,717,512
Julie Eng	Death/Disability1	3,874,390	1,285,516	5,159,906
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	2,312,056	2,604,664	4,916,720
	Termination Without Cause or for Good Reason (change in control)	3,874,390	2,788,705	6,663,095
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	3,874,390	2,788,705	6,663,095

COHERENT PROXY STATEMENT 2025   |   73

NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)1	Total ($)
Giovanni Barbarossa	Death/Disability1	5,496,763	2,162,272	7,659,035
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	3,246,530	5,174,715	8,421,246
	Termination Without Cause or for Good Reason (change in control)	5,496,763	4,137,738	9,634,502
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	5,496,763	4,137,738	9,634,502

1.
For purposes of calculating the value of accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level.”

2.
As of June 30, 2025, no NEO was eligible for retirement benefits under the Company’s Global Retirement Policy.

3.
Assumes that all equity awards are assumed, converted and/or replaced by the resulting entity, that there is no accelerated vesting pursuant to the terms of the applicable award agreements if such NEO’s employment continues after a Change in Control and that such NEO is not terminated without Cause, or by the NEO for Good Reason, within two years of such Change in Control.

4.
Assumes that no equity award is assumed, converted and/or replaced by the resulting entity. Pursuant to the terms of the applicable equity plans, any stock options become fully exercisable, any unvested portions of any RSUs fully vest and any unvested portions of any PSUs are deemed fully earned as of the date of the Change in Control. For purposes of calculating the value of the accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level.”

SEVERANCE PAYMENTS
In addition to equity vesting, the NEOs may become eligible for additional severance payments in case of a qualifying termination, generally defined as (i) a termination of employment by the Company other than for Cause, death or disability, or (ii) the NEO’s resignation for Good Reason. The right to severance payments upon a qualifying termination is governed by the Offer Letter for Mr. Anderson and the applicable Participation Agreements under the Executive Severance Plan for the other NEOs. The following discussion summarizes and quantifies those severance payments.
Mr. Anderson’s Offer Letter and the Executive Severance Plan include definitions of “Cause” and “Good Reason,” which are generally similar to one another but with minor variations. These definitions also control for purposes of equity vesting noted in the preceding section. “Cause” generally requires conduct significantly adverse to the Company, such as material breach by the executive of agreements, willful failure to perform duties, willful violation of Company policies, conviction of certain crimes, and other types of significant misconduct, and “Good Reason” is generally triggered by the Company reducing pay, reducing duties and responsibilities, requiring significant additional business travel, or forcing a significant home relocation, all subject to certain notice and cure requirements. The definition of “Change in Control” is also generally similar in each agreement, and as general matter requires a change in majority ownership of the Company or sale of all or majority of the Company’s assets. The specific definitions can be found in the Offer Letter and Executive Severance Plan, as publicly filed with our Annual Report on Form 10-K.
In each case, the amount and type of severance payments vary based on whether the qualifying termination occurs during a CIC Period, defined as the period beginning 6 months before and ending 18 months after a Change in Control.

74   |   COHERENT PROXY STATEMENT 2025

In each case, payments received in connection with a Change in Control can potentially trigger excise taxes under Sections 280G and 4999 of the Code. The relevant agreements and Executive Severance Plan do not provide gross-up payments for these excise taxes. Instead, payments are required to be scaled back to an amount that would reduce the excise taxes, if such reduction would result in the NEO retaining a larger amount on an after-tax basis.
Payments under the Offer Letter and the Executive Severance Plan are conditioned on the NEO providing the Company with a release of claims and complying with applicable post-employment covenants, which include protection of confidential Company information, assignment of inventions, non-competition, and non-solicitation of customers and employees.
OFFER LETTER — JAMES R. ANDERSON
Mr. Anderson’s Offer Letter sets forth the terms and conditions of his severance benefits (in addition to the equity vesting described in the preceding section), depending on whether the qualifying termination occurs during a CIC Period, summarized as follows:
•
Qualifying Termination Not During a CIC Period. If Mr. Anderson’s employment is terminated by the Company without Cause, or by Mr. Anderson for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay Mr. Anderson cash severance in an amount equal to 24 times his then current monthly salary plus any bonus that Mr. Anderson would have earned had his employment continued through the end of the fiscal year in which his employment was terminated. The Company will also pay the premiums for health insurance coverage for a period of 24 months. These payments will be made in a cash lump shortly after the date of termination.

•
Qualifying Termination During a CIC Period. If Mr. Anderson’s employment is terminated by the Company without Cause, or by Mr. Anderson for Good Reason, and such termination occurs during a CIC Period, after providing the Company with a release, the Company will pay Mr. Anderson cash severance in an amount equal to 36 times his then current monthly salary plus three times the amount of the target bonus for the fiscal year in which his employment was terminated. The Company will also pay the premiums for health insurance coverage for a period of 36 months. Finally, the Company will pay to Mr. Anderson an amount equal to a pro-rata portion of his “CIC Period Bonus” (defined generally as the greater of his target or actual annual incentive award for the year of termination or the year in which the Change in Control occurred) plus any annual incentive award owed to Mr. Anderson for the year preceding Mr. Anderson’s termination. These payments will be made in a cash lump sum shortly after the date of termination, provided that special rules apply if Mr. Anderson’s termination occurs during the portion of the CIC Period preceding the Change in Control.

The following tables summarize the estimated severance payments that Mr. Anderson would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2025.
Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)	Other Post- termination Benefits ($)	Total ($)
James R. Anderson	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (during a non-CIC Period)	2,120,000	36,612	1,590,000	—	3,746,612
	Termination Without Cause or for Good Reason (during a CIC Period)	3,180,000	54,918	1,590,000	—	4,824,918

COHERENT PROXY STATEMENT 2025   |   75

PARTICIPATION AGREEMENTS/EXECUTIVE SEVERANCE PLAN
The Executive Severance Plan covers select members of management who are offered coverage and execute a Participation Agreement, which includes each of the NEOs other than Mr. Anderson. Under the terms of the Executive Severance Plan and applicable Participation Agreements, the amount of severance (in addition to the equity vesting described in the preceding section) depends on whether the qualifying termination occurs during a CIC Period, summarized as follows:
•
Qualifying Termination Not During a CIC Period. If a participant’s employment is terminated by the Company without Cause, or by the participant for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay the participant an amount equal to 12 months of then-current annual base salary, generally payable in accordance with the Company’s regular pay schedule over the 12 months following the qualifying termination. The Company will also pay the participant lump sum cash payment equal to the cost of the participant’s health care insurance premiums for a period of 12 months.

•
Qualifying Termination During a CIC Period. If a participant’s employment is terminated by the Company without Cause, or by the participant for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay the participant cash severance in an amount equal to 24 times the participant’s then current monthly salary plus two times the amount of the target bonus for the fiscal year in which his employment was terminated. The Company will also pay the participant an amount equal to the cost of the participant’s health care insurance premiums for a period of 18 months. Finally, the Company will pay an amount equal to a pro-rata portion of the participant’s “CIC Period Bonus” (defined generally as the greater of the participant’s target or actual annual incentive award for the year of termination or the year in which the Change in Control occurred) plus any annual incentive award owed to the participant for the year preceding the participant’s termination. These payments will be paid in a cash lump sum shortly after the date of termination, provided that special rules apply if the participant’s termination occurs during the portion of the CIC Period preceding the Change in Control.

The following tables summarize the estimated severance payments that each of the NEOs, other than Mr. Anderson, would have been entitled to receive assuming that a termination of employment occurred as of June 30, 2025.
Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)1	Other Post- termination Benefits ($)	Total ($)
Sherri Luther	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	625,000	30,718	—	—	655,718
	Termination Without Cause or for Good Reason (during a CIC Period)	1,875,000	46,078	874,563	—	1,931,078

1.
This amount is calculated based on the greater of target or actual annual incentive award for fiscal year 2025.

76   |   COHERENT PROXY STATEMENT 2025

Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)1	Other Post- termination Benefits ($)	Total ($)
Rob Beard	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	660,000	27,809	—	—	687,809
	Termination Without Cause or for Good Reason (during a CIC Period)	1,980,000	41,713	923,538	—	2,021,713

1.
This amount is calculated based on the greater of target or actual annual incentive award for fiscal year 2025.

Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)1	Other Post- termination Benefits ($)	Total ($)
Julie Eng	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	501,540	32,037	—	—	562,037
	Termination Without Cause or for Good Reason (during a CIC Period)	1,504,620	48,055	701,805	—	2,749,563

1.
This amount is calculated based on the greater of target or actual annual incentive award for fiscal year 2025.

Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)1	Other Post- termination Benefits ($)	Total ($)
Giovanni Barbarossa	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	660,400	36,612	—	—	697,012
	Termination Without Cause or for Good Reason (during a CIC Period)	1,981,200	54,981	924,098	—	2,036,181

1.
This amount is calculated based on the greater of target or actual annual incentive award for fiscal year 2025.

COHERENT PROXY STATEMENT 2025   |   77

CEO PAY RATIO
Information about the relationship between the fiscal year 2025 annual total compensation of James Anderson, our CEO, and the median of the annual total compensation of our employees is provided below.
The fiscal year 2025 annual total compensation of James Anderson was $3,722,935 as reported in the Summary Compensation Table and the annual total compensation of our median compensated employee, also referred to as our median employee, was $22,791, and the ratio of these amounts is 1 to 163.
We took the steps below to calculate the annual total compensation of James Anderson and determine the annual total compensation of our median compensated employee.
1.
To determine the annual total compensation of Mr. Anderson, we used the amount reported in the “Total” column of our fiscal year 2025 Summary Compensation Table included in this proxy statement.

2.
To determine our median compensated employee, we determined that, as of June 30, 2025, our employee population consisted of approximately 29,157 individuals and excluded James Anderson. This population consisted of our full-time, part-time, and temporary employees as of the determination date.

3.
To identify the “median employee” from our employee population we used base salary, as reflected in our payroll records, for fiscal year 2025. For base salary, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

4.
To determine the annual total compensation of our median employee, we then identified and calculated the elements of that employee’s compensation for fiscal year 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $22,791.

5.
For currency conversion, the prevailing rates as of June 30, 2025 were used to reflect base salary in U.S. dollars and for all other purposes.

The CEO pay ratio reported above is a reasonable estimate, calculated in a manner consistent with SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, might not be comparable to our CEO pay ratio.

78   |   COHERENT PROXY STATEMENT 2025

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For information regarding the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.
Year	Summary Compensation Table Total for PEO 11 ($)	Summary Compensation Table Total for PEO 21 ($)	Compensation Actually Paid to PEO 11,2,3 ($)	Compensation Actually Paid to PEO 21,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs1 ($)	Average Compensation Actually Paid to Non-PEO NEOs1,2,3 ($)	Value of Initial Fixed $100 Investment based on:4		Net Income ($ Millions)	Adjusted EBITDA5 ($ Millions)
							TSR ($)	Peer Group TSR ($)
2025	—	3,722,935	—	34,479,371	12,058,072	10,843,278	188.92	162.71	30	1318.6
2024	28,811,152	101,497,009	45,071,892	108,396,274	2,455,433	5,025,954	153.45	143.21	(159)	1,001.2
2023	15,435,656	—	12,935,741	—	5,304,906	6,787,965	107.96	138.81	(259)	1,238.7
2022	10,727,919	—	(616,749)	—	2,670,549	(77,480)	107.90	118.03	235	864.8
2021	10,459,536	—	24,530,582	—	2,820,131	6,185,153	153.73	152.64	298	800.7

1.
Vincent D. Mattera, Jr. was our PEO for the years shown through June 3, 2024 (PEO 1). James R. Anderson was our PEO from June 3, 2024 through June 30, 2024 and to the present date (PEO 2). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Mary Jane Raymond	Mary Jane Raymond	Mary Jane Raymond	Richard Martucci	Sherri Luther
Walter R. Bashaw II	Walter R. Bashaw II	Walter R. Bashaw II	Mary Jane Raymond	Rob Beard
Giovanni Barbarossa	Giovanni Barbarossa	Giovanni Barbarossa	Walter R. Bashaw II	Julie Eng
Jo Anne Schwendinger	Jo Anne Schwendinger	Mark Sobey	Giovanni Barbarossa	Giovanni Barbarossa
	Christopher Koeppen		Ronald Basso	Richard Martucci

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2025	—	—	—	—
Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2025	3,722,935	—	30,756,436	34,479,371
2025	12,058,072	(10,682,231)	9,467,437	10,843,278

COHERENT PROXY STATEMENT 2025   |   79

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Total – Inclusion of Equity Values for PEO 1 ($)
2025	—	—	—	—	—	—
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total – Inclusion of Equity Values for PEO 2 ($)
2025	0	30,361,905	0	394,531	0	30,756,436
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	8,961,326	295,257	130,610	92,701	(12,458)	9,467,437

4.
The Peer Group TSR set forth in this table utilizes a custom group of peer companies, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The comparison assumes $100 was invested for the period starting June 30, 2020, through the end of the listed year in the Company and in the custom group of peer companies used in our performance graph, respectively. The Company’s fiscal year peer group consists of IPG Photonics Corp., Wolfspeed Inc., Lumentum Holdings, Inc., Corning, Inc., MKS Instruments, Inc., and Honeywell International, Inc. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2025. See discussion under “Annual Cash Incentive Programs” and “Primary Bonus Program (GRIP)” in our CD&A for an explanation of Adjusted EBITDA, and the Appendix for a reconciliation of this non-GAAP measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

80   |   COHERENT PROXY STATEMENT 2025

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND TOTAL SHAREHOLDER RETURN (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years and the Peer Group TSR over the same period.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID* VERSUS TSR
(6/30/2020 INDEXED TO $100)
* “Compensation Actually Paid” is calculated pursuant to SEC requirements.

COHERENT PROXY STATEMENT 2025   |   81

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND NET INCOME
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID*
VERSUS NET INCOME
* “Compensation Actually Paid” is calculated pursuant to SEC requirements.

82   |   COHERENT PROXY STATEMENT 2025

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND ADJUSTED EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and Adjusted EBITDA during the five most recently completed fiscal years.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID*
VERSUS ADJUSTED EBITDA ($M)
* “Compensation Actually Paid” is calculated pursuant to SEC requirements.
TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2025 to Company performance. The measures in this table are not ranked and are described in our CD&A.
Adjusted EBITDA Operating Cash Flow Relative TSR Revenue

COHERENT PROXY STATEMENT 2025   |   83

PROPOSAL 3

The board of directors recommends a vote **FOR** this proposal

COHERENT

EY has served as the Company’s independent registered public accountant since fiscal year 2008. For fiscal year 2025, EY rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. EY is knowledgeable about our operations and accounting practices, and well qualified to act as our independent registered public accounting firm for fiscal year 2026, and the Audit and Risk Committee has selected it as such.
Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the ratification of the Audit and Risk Committee’s selection of EY to our shareholders for ratification as what we believe to be a matter of good corporate governance practice. If the selection of EY is not ratified, the Audit and Risk Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of EY is ratified by our shareholders, the Audit and Risk Committee in its discretion could decide to terminate the engagement of EY and engage another firm if the Audit and Risk Committee determines such action to be necessary or desirable.
The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2025 and 2024:
	2025	2024
Audit Fees1	$7,190,441	$7,486,000
Audit-Related Fees2	4,748	17,500
Tax Fees3	413,732	140,112
All Other Fees4	—	—
Total Fees	$7,608,921	$7,643,612

1.
Audit Fees include the fees billed for professional services rendered by EY for the audit of our annual financial statements and for the review of financial statements included in our Forms 10-Q, as well as for services that are normally provided by EY in connection with statutory and regulatory filings or engagements. This category also includes fees billed for the audit of the effectiveness or the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

2.
Audit-Related Fees include fees billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as Audit Fees. This category includes fees primarily related to work related to a government grant application for one of our foreign subsidiaries and in connection with generating agreed-upon procedures for another of our foreign subsidiaries.

3.
Tax Fees include the fees billed for professional services rendered by EY for tax compliance, tax advice, and tax planning. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

4.
All Other Fees includes fees for products and services provided by EY, other than those already reported elsewhere in this table.

-
The Audit and Risk Committee Charter provides that the Audit and Risk Committee must pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law. The Audit and Risk Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals, provided such approvals are presented to the committee at a subsequent meeting. Our Audit and Risk Committee pre-approves the retention of EY, and its fees for all audit and non-audit services and determines whether the provision of non-audit services is compatible with maintaining its independence. All services provided by EY in fiscal 2025 and 2024 were pre-approved by the Audit and Risk Committee after review of each of the services proposed for approval.

A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to any appropriate questions.
The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to ratify the appointment of E&Y as the Company’s Independent Accountants for the fiscal year ending June 30, 2026. Abstentions have the effect of an “AGAINST” vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AUDIT
AND RISK COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

COHERENT PROXY STATEMENT 2025   |   85

REPORT OF THE AUDIT AND RISK COMMITTEE
The following is the report of the Audit and Risk Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2025, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC. Likewise, it shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
MEMBERSHIP AND ROLE OF AUDIT AND RISK COMMITTEE
The Audit and Risk Committee is composed of directors who have been determined by the Board to be “independent” and “financially literate” pursuant to the NYSE listing requirements. The Audit and Risk Committee operates under a written charter adopted by the Board.
REVIEW WITH MANAGEMENT
The Audit and Risk Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit and Risk Committee discusses the reports with the Company’s management. It also considers the audit reports prepared by the Independent Accountants about the Company’s annual report, and related matters like the quality of the Company’s accounting principles; alternative methods of accounting under Generally Accepted Accounting Principles, and the Independent Accountant’s preferences in this regard; the Company’s critical accounting policies; and the clarity and completeness of the Company’s financial and other disclosures.
The Audit and Risk Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit and Risk Committee reviewed the bases for management’s conclusions in that report, and the report of the Independent Accountants on internal control over financial reporting. Throughout the fiscal year ended June 30, 2025, the Audit and Risk Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies, and the remediation of the deficiencies.
REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS
The Audit and Risk Committee also reviewed our consolidated financial statements for 2025 with Ernst & Young LLP (EY), our independent registered public accounting firm for 2025, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit and Risk Committee reviewed with EY its judgment as to the quality, not just the acceptability, of the accounting principles. In addition, the Audit and Risk Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.
The Audit and Risk Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit and Risk Committee considered the compatibility of non-audit services EY provided to us with EY’s independence. Finally, the Audit and Risk Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

86   |   COHERENT PROXY STATEMENT 2025

CONCLUSION
Based on the review and discussions referred to above, the Audit and Risk Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Audit and Risk Committee
Stephen A. Skaggs, Chair
Enrico DiGirolamo
Joseph J. Corasanti
Shaker Sadasivam
David L. Motley
Michael L. Dreyer

COHERENT PROXY STATEMENT 2025   |   87

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about our shares subject to our equity compensation plans that were in effect as of June 30, 2025.
As of June 30, 2025	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders1	4,622,080	$35.432	12,313,5724
Equity compensation plans not approved by security holders3	1,599,102	—	—
Total	6,221,182	$35.43	12,313,572

1.
Represents outstanding awards pursuant to the Omnibus Incentive Plan and includes vested and unvested options, as well as 1,183,749 outstanding share-settled PSUs at target level of performance and 2,541,235 share-settled RSUs.

2.
Does not take into account outstanding share-settled PSUs or RSUs.

3.
The Coherent Inc. Equity Incentive Plan was not approved by the Company’s shareholders, but was approved by Coherent, Inc.’s stockholders and assumed in the acquisition of Coherent, Inc. Mr. Anderson’s inducement awards were non-Plan “Employment inducement awards” as contemplated by the New York Stock Exchange Listing Rule 303A.08, were not made pursuant to the Omnibus Incentive Plan and not approved by the Company’s shareholders, but were approved by the Company’s Board of Directors. The Coherent Inc. Equity Incentive Plan and Mr. Anderson’s inducement awards are described in Note 14 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2025.

4.
Securities remaining for future issuance as of June 30, 2025 includes 8,038,630 shares available under the Omnibus Incentive Plan and 4,274,942 shares subject to purchase under our Employee Stock Purchase Plan during the purchase period in effect at June 30, 2025 which was from February 1, 2025 through July 31, 2025.

88   |   COHERENT PROXY STATEMENT 2025

GENERAL
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Coherent Corp., a Pennsylvania corporation (the “Company” or “Coherent”), for use at the annual meeting of Shareholders (“the Annual Meeting”) to be held on November 13, 2025, at 12:00 p.m. Eastern Standard Time/9:00 a.m. Pacific Standard Time, or any rescheduled date. These proxy materials were first made available on or about October 2, 2025, to shareholders of record on September 15, 2025 (the “Record Date”).
The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/COHR2025. You will need your control number, included on your proxy card or Notice, to access the webcast. Please see the Company’s website at www.coherent.com/company/investor-relations/governance for further information about the Annual Meeting.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
Shareholders will act on the matters outlined in the Notice page of this proxy statement. We are not aware of any other matters to be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy holder will vote your shares in his or her discretion.
WHO MAY VOTE AT THE ANNUAL MEETING?
You are entitled to vote at the Annual Meeting if our records show that you held shares of Company common stock, no par value (“Common Stock”), as of the close of business on the Record Date. As of the Record Date, 156,935,310 shares of Common Stock were issued and outstanding. In addition, 75,000 shares of the Company’s Series B-1 convertible preferred stock, no par value (“Series B-1 Preferred Stock”), and 140,000 shares of the Company’s Series B-2 convertible preferred stock, no par value (together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), which are entitled to vote as one class with the Common Stock on an as-converted basis, were issued and outstanding as of the Record Date.
Unless the context provides otherwise, references in this proxy statement to “shareholders” means, collectively, holders of Common Stock and holders of Series B Preferred Stock.
WHAT ARE THE VOTING RIGHTS OF HOLDERS OF COHERENT COMMON STOCK AND SERIES B PREFERRED STOCK?
Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, including the election of directors. The Series B Preferred Stock is entitled to 30,119,546 votes in the aggregate, which represents the number of whole shares of Common Stock (rounded to the nearest whole share) into which the shares of Series B Preferred Stock were convertible on the Record Date. Shareholders do not have cumulative voting rights.
WHO MAY PARTICIPATE IN THE ANNUAL MEETING?
You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on September 15, 2025, or hold a valid proxy for the Annual Meeting. To participate in the virtual Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the Record Date, you must access the meeting website at www.virtualshareholdermeeting.com/COHR2025. To vote or submit a question, you will need the control number included on your proxy card or Notice, and to follow the instructions posted at www.virtualshareholdermeeting.com/COHR2025. If you

COHERENT PROXY STATEMENT 2025   |   89

encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to group questions on the same topic, to edit inappropriate language and to exclude questions regarding topics that are not pertinent to Annual Meeting matters.
WHAT CONSTITUTES A QUORUM?
Our bylaws provide that the presence, in person (virtually) or by proxy, of shareholders entitled to cast at least a majority of votes that all shareholders are entitled to cast on the Record Date will constitute a quorum at the Annual Meeting. The virtual presence via the webcast or by proxy of shareholders entitled to cast at least 93,527,428 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes (explained below) will be included as shares present when determining whether there is a quorum. If there is no quorum, the presiding officer of the Annual Meeting, or the shareholders present and entitled to cast a majority of the votes present at the Annual Meeting, may adjourn the Annual Meeting to another date.
HOW DO I VOTE?
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If entitled to vote, you may vote:

Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any matter that your broker, bank or other nominee does not have discretionary authority to vote on.

Returning a proxy card: If you receive a proxy card, sign and date it, then return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct. If you return a signed proxy card that does not direct how to vote on a proposal, the designated proxies will vote in their discretion as recommended by the Board on that proposal.

Using the telephone: Dial toll-free at 1-800-690-6903 (toll free within the U.S. and Canada), or +1-720-378-5962 for calls made from outside the U.S. or Canada and follow the recorded instructions. You will be asked to provide the control number from your proxy card or Notice.

Via the internet: Go to www.proxyvote.com and follow the instructions provided. You will be asked for the control number located on the proxy card or Notice.
Virtually during the Annual Meeting: Please follow the instructions posted at www.virtualshareholdermeeting.com/COHR2025. All votes must be received before the polls close during the Annual Meeting.
HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?
Please refer to the Notice for the ways you may request a paper copy of the proxy statement and proxy card.

90   |   COHERENT PROXY STATEMENT 2025

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?
Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised. You may (i) deliver a notice of revocation or deliver a later-dated proxy to the Company’s Secretary at Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056; (ii) submit another vote via the internet or by telephone; or (iii) vote during the Annual Meeting. Your participation in the Annual Meeting will not automatically revoke a previously submitted proxy. A shareholder’s last vote is the vote that will be counted.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD?
Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. These recommendations are set forth in the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•
FOR election of the nominated slate of Class Two Directors for terms expiring in 2028 (see Proposal 1);

•
FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2); and

•
FOR ratification of the Audit and Risk Committee’s selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending June 30, 2026 (see Proposal 3).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
WHAT ARE ROUTINE AND NON-ROUTINE PROPOSALS?
Proposal 3, concerning the ratification of the Audit and Risk Committee’s selection of EY as our independent registered public accounting firm for the fiscal year ending June 30, 2026, is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal 3.
Proposal 1, concerning the election of the nominated slate of Class Two Directors for terms expiring in 2028, and Proposal 2, concerning the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, are considered non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”
WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?
For each of the matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted for purposes of establishing a quorum but will not be counted in determining the number of votes necessary for approval. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, since they are not considered to be “votes cast”. Abstentions have the effect of a vote “AGAINST” with respect to Proposals 2 and 3. Broker non-votes have no effect on Proposal 2.

COHERENT PROXY STATEMENT 2025   |   91

OTHER INFORMATION
The Company will pay the expenses of soliciting proxies to be voted at the annual meeting, including the cost of preparing and posting this proxy statement and the annual report to the internet, and the cost of printing, assembling and mailing the proxy materials and/or the Notice of Internet Availability of Proxy Materials, as applicable, to shareholders. The Company may request persons holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.
SHAREHOLDER PROPOSALS
Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2026 must be delivered to the Secretary of Coherent Corp. at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by June 4, 2026. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2026 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by the Secretary at the above address no later than the close of business on July 16, 2026, and no earlier than the close of business on June 16, 2026. Otherwise, such proposals will be considered untimely. Any such notice of intent by a shareholder must also comply with the requirements contained in the Company’s Amended and Restated Bylaws.
In addition to satisfying the requirements under the Amended and Restated Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Coherent’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Coherent at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting. However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.
HOUSEHOLDING
The term “householding” means that we will deliver only one copy of our annual report and proxy statement to shareholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.
If you would like to receive a separate copy of the annual report for proxy statement for this meeting or opt out of householding, or if you are a shareholder eligible for householding and would like to participate in householding, please send a request addressed to Chief Legal and Global Affairs Officer and Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling +1 (724) 352-4455. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
OTHER MATTERS
The Company knows of no other matters to be presented for action at the meeting. However, if other matters properly come before the meeting, votes will be cast on those matters in accordance with the best judgment of the persons acting as proxies.

92   |   COHERENT PROXY STATEMENT 2025

ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2025, as filed with the SEC, is being furnished with this proxy statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge, and a copy of any exhibits upon payment of a reasonable charge limited to the Company’s costs of providing the exhibits, by writing to Chief Legal and Global Affairs Officer and Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, or by calling +1 (724) 352-4455. As noted previously, this proxy statement and the Annual Report to Shareholders have been posted on the internet at www.proxyvote.com.

COHERENT PROXY STATEMENT 2025   |   93

APPENDIX
RECONCILIATION OF GAAP NET EARNINGS (LOSS), EBITDA AND ADJUSTED EBITDA*
	Year Ended
$ Millions, Except Percentage Amounts (Unaudited)	June 30, 2025	June 30, 2024
Net earnings (loss) on GAAP basis	$30.1	$(158.8)
Income taxes	64.1	11.1
Depreciation and amortization	553.6	559.8
Interest expense	243.3	288.5
Interest income	(44.9)	(36.1)
EBITDA1	$846.2	$664.5
EBITDA margin	14.6%	14.1%
Share-based compensation	161.0	126.9
Foreign currency exchange losses	28.4	9.5
Impairment charges on assets held for sale6	85.0	—
Restructuring charges3	160.1	27.1
Transaction fees and financing5	—	2.0
Integration, site consolidation and other4	38.2	79.8
Adjusted EBITDA2	1,318.8	$909.8

*
Amounts may not recalculate due to rounding.

1.
EBITDA is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization.

2.
Adjusted EBITDA excludes non-GAAP adjustments for share-based compensation, certain restructuring, integration, and transaction expenses, debt extinguishment charges, start-up costs, and the impact of foreign currency exchange gains and losses.

3.
Restructuring charges include severance, non-cash impairment charges for production assets and improvements on leased facilities and other costs related to the 2023 Restructuring Plan.

4.
Integration, site consolidation and other costs include retention and severance payments, expenses not included in restructuring charges related to site closures as well as other integration costs related to the acquisition of Coherent, Inc. Refer to table 8A for a more detailed description of these costs on a consolidated basis.

5.
Transaction fees and financing includes debt extinguishment costs and various fees related to closing the Coherent transaction.

6.
Impairment of assets held-for-sale relate to several entities classified as held for sale at June 30, 2025.

94   |   COHERENT PROXY STATEMENT 2025

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES*
	Year Ended
$ Millions, except per share amounts (unaudited)	June 30, 20251	June 30, 20241
Gross margin on GAAP basis	$2,043.3	$1,456.0
Share-based compensation	22.5	22.9
Amortization of acquired intangibles2	135.1	122.0
Integration, site consolidation and other3	1.4	14.8
Gross margin on non-GAAP basis	$2,202.3	$1,615.7
Research and development on GAAP basis	$581.9	$478.8
Share-based compensation	(22.2)	(23.1)
Amortization of acquired intangibles2	(5.3)	(2.6)
Integration, site consolidation and other3	(0.1)	(1.7)
Research and development on non-GAAP basis	$554.3	$451.4
Selling, general and administrative on GAAP basis	$926.5	$854.0
Share-based compensation	(116.3)	(80.9)
Amortization of acquired intangibles2	(162.4)	(163.6)
Integration, site consolidation and other3	(36.7)	(63.3)
Selling, general and administrative on non-GAAP basis	$611.0	$546.3
Restructuring charges on GAAP basis	$160.1	$27.1
Restructuring charges4	(160.1)	(27.1)
Restructuring charges on non-GAAP basis	$—	$—
Impairment of assets held-for-sale on GAAP basis	$85.0	$—
Impairment of assets held-for-sale5	(85.0)	—
Impairment of assets held-for-sale on non-GAAP basis	$—	$—
Operating income on GAAP basis	$289.9	$96.1
Share-based compensation	161.0	126.9
Amortization of acquired intangibles2	302.8	288.2
Restructuring charges4	160.1	27.1
Impairment of assets held-for-sale5	85.0	—
Integration, site consolidation and other3	38.2	79.8
Operating income on non-GAAP basis	$1,036.9	$618.0
Interest and other (income) expense, net on GAAP basis	$195.7	$243.8
Foreign currency exchange losses, net	(28.4)	(9.5)
Transaction fees and financing6	—	(2.0)
Interest and other (income) expense, net on non-GAAP basis	$167.3	$232.3
Income taxes on GAAP basis	$64.1	$11.1
Tax impact of non-GAAP measures	114.0	112.6
Tax windfall from share-based compensation7	20.5	—

COHERENT PROXY STATEMENT 2025   |   95

	Year Ended
$ Millions, except per share amounts (unaudited)	June 30, 20251	June 30, 20241
Tax impact of valuation allowance for deferred tax assets8	(14.6)	(46.0)
Income taxes on non-GAAP basis	$184.0	$77.7
Net earnings (loss) attributable to Coherent Corp. on GAAP basis	$49.4	$(156.2)
Share-based compensation	161.0	126.9
Amortization of acquired intangibles2	302.8	288.2
Foreign currency exchange losses	28.4	9.5
Restructuring charges4	160.1	27.1
Impairment of assets held-for-sale5	85.0	—
Integration, site consolidation and other3	38.2	79.8
Non-controlling interest impact of non-GAAP items	(12.3)	—
Transaction fees and financing6	—	2.0
Tax windfall from share-based compensation7	(20.5)	—
Tax impact of valuation allowance for deferred tax assets8	14.6	46.0
Tax impact of non-GAAP measures	(114.0)	(112.6)
Net earnings attributable to Coherent Corp. on non-GAAP basis	$692.6	$310.7
Per share data:
Net loss on GAAP basis
Basic Loss Per Share	$(0.52)	$(1.84)
Diluted Loss Per Share	$(0.52)	$(1.84)
Net earnings on non-GAAP basis
Basic Earnings Per Share	$3.64	$1.24
Diluted Earnings Per Share	$3.53	$1.21

*
Amounts may not recalculate due to rounding.

1.
During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

2.
Amortization of acquired intangibles includes the write-off of certain impaired intangible assets in the third quarter of fiscal 2025.

3.
Integration, site consolidation and other costs include retention and severance payments and other integration costs related to the acquisition of Coherent, Inc.

4.
Restructuring charges include non-cash impairment charges for production assets and improvements on leased facilities, loss on sale of a facility, severance, contract termination costs and other costs related to the Restructuring Plans.

5.
Impairment of assets held-for-sale relate to several entities classified as held for sale at June 30, 2025.

6.
Transaction fees and financing includes debt extinguishment costs and various fees related to closing the Coherent transaction.

7.
Windfall tax benefits were recorded on the vesting of share-based compensation.

8.
Valuation allowance adjustment was related to an increase (decrease) in valuation allowance related to certain deferred tax assets resulting from the Company’s cumulative GAAP net loss that is not recognized for non-GAAP purposes given the historical non-GAAP net earnings.

96   |   COHERENT PROXY STATEMENT 2025

NON-GAAP EARNINGS PER SHARE CALCULATION*
	Year Ended
$ Millions, except per share amounts (unaudited)	June 30, 20251	June 30, 20241
Numerator
Net earnings attributable to Coherent Corp. on non-GAAP basis	$692.6	$310.7
Deduct Series B redeemable preferred dividends	(129.9)	(123.4)
Basic earnings available to common shareholders	$562.6	$187.3
Diluted earnings available to common shareholders	$562.6	$187.3
Denominator
Weighted average shares	154.8	151.6
Effect of dilutive securities:
Common stock equivalents	4.5	2.6
Diluted weighted average common shares	159.2	154.3
Basic earnings per common share on non-GAAP basis	$3.64	$1.24
Diluted earnings per common share on non-GAAP basis	$3.53	$1.21

*
Amounts may not recalculate due to rounding.

1.
During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

COHERENT PROXY STATEMENT 2025   |   97

WE HARNESS PHOTONS TO DRIVE INNOVATION

Coherent Corp.
375 Saxonburg Boulevard, Saxonburg, PA 16056
724.352.4455 | www.coherent.com

COHERENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV80415-P36948For Against Abstain! ! ! For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !1a. Enrico DiGirolamo1b. David L. Motley1c. Lisa Neal-Graves1d. Shaker Sadasivam1e. Michelle SterlingPLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY. Important: Shareholders sign here exactly as name appears hereon.1. Election of the Class Two Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2028. Nominees:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1. a., b., c., d., e., 2 AND 3.COHERENT CORP.2. Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2025.3. Ratification of the Audit and Risk Committee’s selection of Ernst & Young LLP as the Company’s Independent registered public accounting firm for the fiscal year ending June 30, 2026.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.SCAN TO VIEW MATERIALS & VOTE wCOHERENT CORP.375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/COHR2025You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V80416-P36948Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 13, 2025: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.Please date, sign and mail your Proxy card back as soon as possible!PROXYCOHERENT CORP.Annual Meeting of ShareholdersNovember 13, 2025THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned hereby appoints James R. Anderson and Enrico DiGirolamo, or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 15, 2025 by the undersigned at the annual meeting of shareholders of Coherent Corp. to be held online at www.virtualshareholdermeeting.com/COHR2025, on November 13, 2025 at 12:00 p.m. Eastern Standard Time, 9:00 a.m. Pacific Standard Time, and at any adjournment thereof.This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the Class Two Directors (Proposal Number 1) FOR ALL the nominees listed and FOR Proposal Numbers 2 and 3.(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)